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                                                                     Exhibit 4.5







               THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN NO. 3

                             (Effective May 1, 2001)











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               THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN NO. 3

                  National City Corporation, a Delaware corporation, hereby adopts this profit sharing plan to be known as The National City Savings and Investment Plan No. 3 (the "Plan") effective May 1, 2001.




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                   ARTICLE I. - DEFINITIONS AND CONSTRUCTION
                   -----------------------------------------

         1.1 DEFINITIONS. The following terms when used in the Plan and the Trust Agreement with initial capital letters, unless the context clearly indicates otherwise, shall have the following respective meanings:

         (1) ACCOUNT AND SUB-ACCOUNT: As defined in Section 5.2.

         (2) ADMINISTRATOR OR PLAN ADMINISTRATOR: The Administrator of the Plan, as defined in ERISA Section 3(16)(A) and Code Section 414(g), shall be the Company, which may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Administrator of the Plan) as hereinafter provided.

         (3) BEFORE-TAX CONTRIBUTIONS: Before-Tax Contributions provided for in
Section 3.1.

         (4) BENEFICIARY: A Participant's Death Beneficiary or any other person who, after the death of a Participant, is entitled to receive any benefit payable with respect to such Participant.

         (5) BREAK IN SERVICE AND 1-YEAR BREAK IN SERVICE: An Employee or former Employee incurs a Break in Service or a 1-Year Break in Service if he terminates employment with the Controlled Group in an Employment Year and completes not more than 500 Hours of Service in such Employment Year or in any succeeding Employment Year.

         (6) BUSINESS DAY: Each day during which both the Trust Department of the Trustee and the New York Stock Exchange are open for regular conduct of business.

         (7) CAPITAL PRESERVATION FUND: (a) One of the Investment Funds provided for under the Plan. The Capital Preservation Fund shall be invested and reinvested principally in "Guaranteed Investment Contracts" and "Bank Investment Contracts", as defined below, but, shall not be invested in any security or obligations of any Controlled Group Member. Obligations




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or instruments which are appropriate investments for the Money Market Fund may be purchased and held in the Capital Preservation Fund pending the selection and purchase of suitable investments under the preceding sentence or for the purpose of maintaining sufficient liquidity to provide for the payment of withdrawals, or for transfers, from the Capital Preservation Fund and for expenses incurred in connection with the investment and management of the Capital Preservation Fund. Investments of the Capital Preservation Fund shall be held to maturity under usual circumstances. The Trustee shall at all times have the responsibility of maintaining in cash and readily marketable investments such part of the investments of the Capital Preservation Fund as shall be deemed by the Trustee to be necessary to provide adequately for the needs of Participants who have amounts invested in the Capital Preservation Fund and to prevent inequities between such Participants.

                  (b) The term, "Guaranteed Investment Contract" shall mean an insurance contract or annuity approved by applicable state authority or which will upon appropriate submission be so approved and which meets the following requirements: (i) the contract agreement is for a stated period of time; (ii) interest is guaranteed by the insurer at a fixed or predetermined rate for that period of time; (iii) principal amounts may be distributed upon maturity of the contract or during the contract period as provided in the contract; and (iv) withdrawal of some or all of the principal before maturity is permitted, but subject to such restrictions as are stated in the contract.

                  (c) The term "Bank Investment Contract" shall mean an agreement with a federally insured bank or savings and loan association ("Bank or S/L") pursuant to which the Trustee agrees to deposit funds of the Capital Preservation Fund with such Bank or S/L under the following general terms and conditions: (i) the deposit shall be a time deposit (a deposit which shall not be payable until the passage of a stated period of time); (ii) interest shall be



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payable at a fixed or predetermined rate for that period of time; (iii)
principal amounts may be distributed at the end of the stated period of time or prior thereto as provided in the agreement; and (iv) withdrawal of some or all of the principal before the end of the stated period of time is permitted, but subject to such restrictions as are stated in the agreement.

         (8) CODE: The Internal Revenue Code of 1986, as it has been and may be amended from time to time.

         (9) COMMITTEE: The committee established by the Company, certain powers, duties and authorities of which are provided for in Article X. The Committee shall be a Named Fiduciary hereunder.

         (10) COMPANY: National City Corporation (a Delaware corporation) a bank holding company located in Cleveland, Ohio. The Company shall be the Plan Administrator and a Named Fiduciary hereunder.

         (11) CONTROLLED GROUP: The Employers and any and all other corporations, trades and/or businesses, the employees of which, together with Employees of an Employer, are required by Code Sections 414(b), (c), (m) or (o) to be treated as if they were employed by a single employer.

         (12) CONTROLLED GROUP MEMBER: Each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was such a member of the Controlled Group.

         (13) COVERED EMPLOYEE: (a) An Employee employed by the Military Banking Division of National City Bank of Indiana at a location within the United States, but excluding: (i) any person employed as a student intern, (ii) any person who is a law enforcement officer employed by a local, county or state government and who is hired by an Employer to perform off-duty security services, (iii) any person who is an Employee of an Employer who is included in its



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Special Project Employee Employment classification, (iv) an Employee who is a nonresident alien and who receives no earned income (within the meaning of Code
Section 911(d)(2)) from the Controlled Group from sources within the United States (within the meaning of Code Section 861(a)(3)), or (v) any person who is a leased employee (within the meaning of Section 1.1(21)).

                  (b) Notwithstanding the foregoing provisions of this Subsection, in the event of acquisition by an Employer of all or part of the operating assets of another business organization (which is not an Employer) or a merger of such another business organization with an Employer, the Company shall determine whether or not individuals who are employed in the business operation(s) thus acquired or resulting and who would otherwise satisfy the definition of the term Covered Employee hereunder should be considered Covered Employees under the Plan; provided, however, that to the extent any individual employed in such a business operation is not considered a Covered Employee pursuant to this sentence, his employment in such business operation shall be deemed employment in the employ of a Controlled Group Member; and, provided further, that no action shall be taken pursuant to this sentence which would discriminate in favor of Highly Compensated Employees.

         (14) CREDITED COMPENSATION: (a) Regular salary and regular straight-time hourly wages paid by an Employer to an Employee. Unless otherwise provided in the Plan, an Employee's Credited Compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement under the Plan or pursuant to any agreement under Code Section 125. In addition, "Credited Compensation" shall include Variable Pay paid by an Employer to an Employee; provided, however, that except as provided in the following sentence, the amount of Variable Pay included in an Employee's Credited Compensation shall be limited to $75,000.


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                  (a) Notwithstanding the foregoing provisions of this
Subsection, Credited Compensation of an Employee taken into account for any purpose for any Plan Year shall not exceed the annual compensation limitation in effect for such Year under Code Section 401(a)(17), as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The annual compensation limitation in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                  (b) Any reference in this Plan to the limitation under Code
Section 401(a)(17) shall mean the annual compensation limit set forth in this provision.

         (15) DEATH BENEFICIARY: A Participant's Spouse or, if he has no Spouse or if his Spouse consents (in the manner hereinafter described in this Subsection) to the designation hereinafter provided for in this Subsection, such person or persons (natural or legal) other than, or in addition to, his Spouse as may be designated by a Participant as his Death Beneficiary under the Plan. Such a designation may be made, revoked or changed (without the consent of any previously designated Death Beneficiary, except as otherwise provided herein) only by an instrument (in form provided by the Committee) which is signed by the Participant, which, if he has a Spouse, includes his Spouse's written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Participant's sole Death Beneficiary), and which is filed with the Committee before the Participant's death. A Spouse's consent required by this Subsection shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by any person designated by the Committee as a Plan


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representative or by a notary public and shall be effective only with respect to such Spouse. A Spouse's consent is not required if it is established to the satisfaction of a Plan representative that the consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. In default of such a designation and at any other time when there is no existing Death Beneficiary designated by the Participant, his Death Beneficiary shall be, in the following order of priority: his surviving Spouse, his surviving children (both natural and adopted), his surviving parents or his estate. If, under the preceding sentence, the Death Beneficiary consists of a class of two or more persons, such persons shall share equally in benefits under the Plan. A person designated by a Participant as his Death Beneficiary who ceases to exist prior to or on the date of the Participant's death shall cease to be a Death Beneficiary. If a Death Beneficiary is a natural person who dies after the Participant's death, the Death Beneficiary shall be the estate of such deceased Death Beneficiary. In any case in which the Committee concludes it cannot determine whether a Death Beneficiary designated by a Participant survived the Participant, it shall be conclusively presumed that such Death Beneficiary died before the Participant.

         (16) DEFERRAL-ONLY PARTICIPANT: An Employee who has become and continues to be a Deferral-Only Participant of the Plan in accordance with the provisions of Section 2.6. A Deferral-Only Participant shall cease to be a Deferral-Only Participant at the time he becomes a Participant in accordance with the provisions of the Plan.

         (17) DISABILITY: The physical or mental impairment of a presumably permanent and continuous nature which renders a Participant incapable of performing the duties the Participant is employed to perform for his Employer when such impairment commences, all as determined by the Committee upon the basis of evidence submitted to it by the Participant or the Participant's physician within a reasonable time after the Committee requests such evidence.


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         (18) EARLY RETIREMENT AGE AND EARLY RETIREMENT DATE: A Participant
shall attain Early Retirement Age upon his attainment of age 55 and completion of 10 Employment Years and a Participant's Early Retirement Date shall be the first day of the calendar month following the Participant's attainment of Early Retirement Age.

         (19) ELIGIBLE EMPLOYEE: An Employee who is eligible for participation in the Plan in accordance with the provisions of Article II.

         (20) EMPLOYEE: An employee of a Controlled Group Member and, to the extent required by Code Section 414(n), any person who is a "leased employee" of a Controlled Group Member. For purposes of this Subsection, a "leased employee" means any person who, pursuant to an agreement between a Controlled Group Member and any other person ("leasing organization"), has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Controlled Group Member. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (a) leased employees do not constitute more than 20 percent of the Controlled Group Member's nonhighly compensated work force (within the meaning of Code Section 414(n)(5)(C)(ii)) and (b) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10 percent of Credited Compensation, (ii) immediate participation and
(iii) full and immediate vesting.

         (21) EMPLOYER: National City Bank of Indiana and any other corporation or business organization adopting the Plan pursuant to Article XII. However, in the case of any person which adopts or has adopted the Plan and which ceases or has ceased to exist, ceases to be


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a member of the Controlled Group or withdraws or is eliminated from the Plan, it shall not thereafter be an Employer.

         (22) EMPLOYER CONTRIBUTIONS: Matching Employer Contributions provided for in Section 3.5 and Qualified Nonelective Contributions provided for in
Section 3.8.

         (23) EMPLOYMENT YEAR: The 12-month period beginning on the first day an Employee performs an Hour of Service for a Controlled Group Member after initially becoming an Employee (or after again becoming an Employee following a Break in Service) and each subsequent 12-month period.

         (24) ENROLLMENT DATE: The first day of any calendar month following an Employee's completion of the eligibility requirements of Article II.

         (25) EQUITY FUND: One of the Investment Funds provided under the Plan. The Equity Fund shall be invested and reinvested only in common or capital stocks, or in bonds, debentures or preferred stocks convertible into common or capital stocks, or in any partnership or limited partnership the purposes of which are to invest or reinvest the partnership assets in any such securities, but the Equity Fund shall not be invested in any security of a Controlled Group Member. However, obligations or instruments which are appropriate investments for the Money Market Fund may be purchased and held in the Equity Fund pending the selection and purchase of suitable investments under the preceding sentence.

         (26) ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         (27) FIDUCIARY: Any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of the Trust Fund, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to the Trust Fund, or has authority or


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responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan or the Trust Fund. The term "Fiduciary" shall also include any person to whom a Named Fiduciary delegates any of its or his fiduciary responsibilities hereunder in accordance with the provisions of the Plan or Trust Agreement as long as such designation is in effect.

         (28) FIXED INCOME FUND: One of the Investment Funds provided under the Plan. The Fixed Income Fund shall be invested and reinvested only in those bonds, obligations, notes, debentures, mortgages, preferred stocks, or other tangible or intangible property or interest in property, either real or personal, the income or return from which is fixed, limited or determinable in advance by the terms of the contract, document or instrument creating or evidencing such property or interest in property, or by the terms of acquisition thereof but shall not be invested in any security of a Controlled Group Member. However, obligations or instruments which are appropriate investments for the Money Market Fund may be purchased and held in the Fixed Income Fund pending the selection and purchase of suitable investments under the preceding sentence.

         (29) HARDSHIP: Immediate and heavy financial need on the part of a Participant for:

                  (a) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Code Section 152), or expenses necessary for these persons to obtain such medical care;

                  (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;



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                  (c) the payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, the Participant's Spouse, the Participant's children or the Participant's dependents (as defined in Code Section 152);

                  (d) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

                  (e) repayment when due of any indebtedness incurred by the Participant or any dependents of the Participant (as defined in Code Section
152) to avoid insolvency; or

                  (f) any other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need as provided in Treasury Regulations Section 1.401(k)-l(d)(2)(iv)(C).

         (30) HIGHLY COMPENSATED EMPLOYEE: (a) For a particular Plan Year, any Employee who, (i) during the current or the preceding Plan Year, was at any time a 5 percent owner (as such term is defined in Code Section 416(i)(1)), or (ii) for the preceding Plan Year received compensation from the Controlled Group in excess of the amount in effect for such Plan Year under Code Section 414(q)(1)(B) and was in the top paid group of Employees for such Plan Year;

                  (b) "Highly Compensated Employee" shall include a former Employee whose Termination of Employment occurred prior to the Plan Year and who was a Highly Compensated Employee for the Plan Year in which his Termination of Employment occurred or for any Plan Year ending on or after his 55th birthday.

                  (c) For the purposes of this Subsection, the term "compensation" shall mean an Employee's compensation under Section 4.9(3) (subject to the limitations described in



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Section 1.1(14)(b)) and the term "top-paid group of Employees" shall mean that group of Employees of the Controlled Group consisting of the top 20 percent (20%) of such Employees when ranked on the basis of compensation paid by the Controlled Group during the Plan Year.

         (31) HOUR OF SERVICE: (a) An Employee shall be credited with one Hour of Service for each hour for which he is paid or entitled to payment by a Controlled Group Member: (i) for the performance of duties as an Employee; (ii) for other than the performance of duties (for reasons such as vacation, sickness or disability); or (iii) for back pay, irrespective of mitigation of damages, awarded or agreed to by a Controlled Group Member. With respect to each Employee whose compensation is not determined on the basis of certain amounts for each hour worked during a given period and for whom hours of work are not required to be counted and recorded by any federal law (other than ERISA), Hours of Service shall be credited on the basis of 190 Hours of Service per month if he is paid on a monthly basis, 45 Hours of Service per week if he is paid on a weekly basis, or 10 Hours of Service per day if he is paid on a daily basis, for each month, week or day (as the case may be) for which he receives compensation from any Controlled Group Member. Employees shall be credited with Hours of Service at the rates described in the preceding sentence for leaves of absence of up to 12 months or such longer period as may be required by law to be counted for this purpose. No hour shall be counted more than once or be counted as more than one Hour of Service, even though more than straight-time pay may be paid for it.

                  (b) If an Employee is absent from work for any period in accordance with an Employer's approved maternity or paternity leave policy (i) by reason of the pregnancy of such Employee, (ii) by reason of the birth of a child of such Employee, (iii) by reason of the placement of a child with such Employee, (iv) for purposes of caring for a child for a period beginning immediately following the birth or placement of such child, of (v) by reason of any



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absence granted or taken in partial or complete compliance with The Family and
Medical Leave Act of 1993 or required to be provided in accordance with the Americans With Disabilities Act, such Employee shall be credited with Hours of Service (solely for the purposes of determining whether he or she has incurred a Break in Service) equal to the number of Hours of Service which otherwise would normally have been credited to him but for such absence, or if the number of such Hours of Service is not determinable, 8 Hours of Service per normal workday of such absence, provided, however, that the total number of Hours of Service credited to an Employee under this paragraph by reason of any pregnancy, birth or placement shall not exceed 501 Hours of Service. Hours of Service credited to an Employee pursuant to this paragraph shall be treated as Hours of Service (A) only in the Employment Year in which an absence from work described in this paragraph begins, if the Employee would be prevented from incurring a Break in Service in such Employment Year solely because he is credited with Hours of Service during such absence pursuant to this paragraph, or (B) in any other case, in the immediately following Employment Year. Hours of Service shall not be credited to an Employee under this paragraph unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the Employee's absence from work is for a reason specified in this paragraph and the number of days for which there was such an absence.

         (32) INVESTMENT FUND OR FUNDS: The Capital Preservation Fund, Equity Fund, Fixed Income Fund, NCC Stock Fund, Money Market Fund and any other fund established by the Committee under Section 5.1.

         (33) INVESTMENT MANAGER: The person who, with respect to an Investment Fund, has the discretion to determine which assets in such Fund shall be sold (or exchanged) and what investments shall be acquired for such Fund. Such person must (a) be either registered as an investment advisor under the Investment Advisors Act of l940, a bank as defined thereunder or an



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insurance company qualified to manage, acquire or dispose of Plan assets under the laws of more than one state, and (b) acknowledge in writing that he or it is a Fiduciary with respect to the Plan.

         (34) LOAN ACCOUNT: The separate recordkeeping account within a Participant's Account established by the Administrator pursuant to Section 6.13.

         (35) MATCHING ALLOCATION: Any allocation made to a Participant's Account on account of the Participant's Before-Tax Contributions.

         (36) MATCHING EMPLOYER CONTRIBUTIONS: Employer Contributions provided for in Section 3.5.

         (37) MONEY MARKET FUND: One of the Investment Funds provided for under the Plan. The Money Market Fund shall be invested and reinvested principally in bonds, notes or other evidence of indebtedness which are payable on demand (including variable amount notes) or which have a maturity date not exceeding one day after the date of purchase by such Fund or, in case of an investment (pursuant to Section 5.1(2)(a)) in an NCB Investment Trust Fund, which are payable by such NCB Investment Trust Fund.

         (38) NAMED FIDUCIARIES: The Committee, the Company, the Investment Manager, the Trustee, the Participants to the extent provided in Article XV, and each other person designated as a Named Fiduciary by the Committee pursuant to the power of delegation reserved to the Committee in Article X.

         (39) NCB INVESTMENT TRUST FUND: Any fund now or hereafter established under the trust instrument executed by National City Bank on December 4, 1956, and now entitled DECLARATION OF TRUST ESTABLISHING NCC INVESTMENT FUND FOR RETIREMENT TRUSTS, as such trust instrument has been or may be amended and/or restated.

         (40) NCC STOCK: Common Stock of National City Corporation, a Delaware corporation.



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         (41) NCC STOCK FUND: One of the Investment Funds provided for under the
Plan. The NCC Stock Fund shall be invested and reinvested only in shares of common stock issued by the Company. However, obligations or instruments which are appropriate investments for the Money Market Fund may be purchased and held in the NCC Stock Fund pending the purchase of shares of such common stock.

         (42) NORMAL RETIREMENT AGE AND NORMAL RETIREMENT DATE: A Participant shall attain Normal Retirement Age upon his attainment of age 65 and a Participant's Normal Retirement Date shall be the first day of the calendar month following the Participant's attainment of Normal Retirement Age.

         (43) NPI STOCK: Common Stock of National Processing, Inc., an Ohio Corporation.

         (44) NPI STOCK FUND: One of the Investment Funds provided under the Plan. The majority of the assets of the NPI Stock Fund will normally be invested in shares of NPI Stock. However, the NPI Stock Fund will also hold cash for fund liquidity purposes. Pending the purchase of NPI Stock, the fund may also invest in obligations or instruments which are appropriate investments for the Money Market Fund. Depending on the frequency and volume with which NPI Stock is publicly traded, the percentage of NPI Stock Fund assets held in cash or money market instruments may be significant.

         (45) PARTICIPANT: An Employee or former Employee who has become and continues to be a Participant of the Plan in accordance with the provisions of
Article II or a Covered Employee who has made a Transfer Contribution.

         (46) PLAN: The National City Savings and Investment Plan No. 3, the terms and provisions of which are herein set forth, as the same may be amended, supplemented or restated from time to time.



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         (47) PLAN YEAR: A calendar year.

         (48) QUALIFIED NONELECTIVE CONTRIBUTIONS: A contribution made by an Employer pursuant to Section 3.8 that (a) Participants eligible to share therein may not elect to receive in cash until distribution from the Plan, (b) are nonforfeitable when made, (c) are distributable only in accordance with the distribution rules applicable to Before-Tax Contributions and (d) are paid to the Trust Fund during the Plan Year for which made or within the time following the close of such Plan Year which is prescribed by law for the filing by an Employer of its federal income tax return (including extensions thereof).

         (49) SALARY REDUCTION AGREEMENT: An arrangement pursuant to which an Employee agrees to reduce, or to forego an increase in, his Credited Compensation and his Employer agrees to contribute to the Trust the amount so reduced or foregone as a Before-Tax Contribution.

         (50) SPECIAL PROJECT EMPLOYEE: An Employee hired for the performance of duties relating to a specific, non-recurring project, and who is advised at or prior to the commencement of his or her employment that such employment will automatically terminate upon the completion of such project.


         (51) SPOUSE: The person to whom an Employee is legally married at the specified time; provided, however, that a former Spouse may be treated as a Spouse or surviving Spouse to the extent required under the terms of a "qualified domestic relations order" (as such term is defined in Code Section 414(p)).

         (52) TRANSFER CONTRIBUTIONS: The Contributions provided for in Section 3.4.

         (53) TRUST AND TRUST FUND: The trust estate held by the Trustee under the provisions of the Plan and the Trust Agreement, without distinction as to principal or income.


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         (54) TRUST AGREEMENT: The Trust Agreement or Agreements between the
Company and the Trustee or Trustees, as such Trust Agreement or Agreements may be amended or restated from time to time, or any trust agreement or agreements superseding the same. Each Trust Agreement is hereby incorporated in the Plan by reference.

         (55) TRUSTEE: The trustee or trustees under the Trust Agreement or its or their successor or successors in trust under such Trust Agreement.

         (56) VALUATION DATE: The last Business Day of each calendar month and any other Business Day(s) on which the Committee determines that the Investment Funds shall be valued.


         (57) VESTED INTEREST: The entire amount of a Participant's Account which has not previously been withdrawn by him or distributed to or for him and which is nonforfeitable. All amounts credited to a Participant's Account shall be 100% nonforfeitable at all times.

         (58) VARIABLE PAY: Except as provided in the following sentence, the term "Variable Pay" shall mean any overtime pay, bonuses, commissions, incentive compensation payments or other forms of special compensation paid in cash by an Employer to an Employee. Automobile allowances, parking allowances, relocation expense payments, tuition reimbursements, signing bonuses, business expense reimbursements, the value of flex-vacation sold, Employer-paid club dues, cash payments upon the exercise of stock appreciation rights, cash payments upon the exercise of or disposition of stock options, dividends paid upon restricted stock, cash payments under any long-term incentive plan, deferred cash payments, Mexican tax refunds, medical supplemental adjustment payments and amounts not taxable to an Employee shall not be included in Variable Pay.

         1.2 CONSTRUCTION. (1) Unless the context otherwise indicates, the masculine wherever used in the Plan or Trust Agreement shall include the feminine and neuter, the singular


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shall include the plural and words such as "herein", "hereof", "hereby",
"hereunder" and words of similar import refer to the Plan as a whole and not to any particular part thereof.

         (2) Where headings have been supplied to portions of the Plan and the Trust Agreement (other than the headings to the Subsections in Section 1.1), they have been supplied for convenience only and are not to be taken as limiting or extending the meaning of any of such portions of such documents.

         (3) Wherever the word "person" appears in the Plan, it shall refer to both natural and legal persons.

         (4) A number of the provisions hereof and of the Trust Agreement are designed to contain provisions required or contemplated by certain federal laws and/or regulations thereunder. All such provisions herein and in the Trust Agreement are intended to have the meaning required or contemplated by such provisions of such law or regulations and shall be construed in accordance with valid regulations and valid published governmental rulings and interpretations of such provisions. In applying such provisions hereof or of the Trust Agreement, each Fiduciary may rely (and shall be protected in relying) on any determination or ruling made by any agency of the United States Government that has authority to issue regulations, rulings or determinations with respect to the federal law thus involved.

         (5) Except to the extent federal law controls, the Plan and Trust Agreement shall be governed, construed and administered according to the laws of the State of Ohio. All persons accepting or claiming benefits under the Plan or Trust Agreement shall be bound by and deemed to consent to their provisions.

                  ARTICLE II. - ELIGIBILITY AND PARTICIPATION
                  -------------------------------------------

         2.1 ELIGIBLE EMPLOYEES. An Employee shall become an Eligible Employee under the Plan on the first Enrollment Date on which he meets the following requirements:

                  (1) he is a Covered Employee (including such an Employee who is on a leave of absence),

                  (2) he has attained age 21, and

                  (3) he has completed a period of at least one Employment Year.

         2.2 COMMENCEMENT OF PARTICIPATION. Any Eligible Employee described in
Section 2.1 may enroll as a Participant in the Plan on the Enrollment Date on which he is initially eligible or on any subsequent Enrollment Date by either
(A) filing with an Employer or the Committee in the month preceding such Date (in accordance with rules established by the Committee) an enrollment form prescribed by the Committee which form shall include (1) the effective date on which the Eligible Employee is to become a Participant, (2) his election, commencing on or after such effective date, to have Before-Tax Contributions made by or for him to the Trust, (3)(a) his authorization, if any, to his Employer to withhold from his unreduced Credited Compensation for each pay period, commencing on or after such effective date, any designated Before-Tax Contributions and to pay the same to the Trust Fund and/or (b) his agreement, if any, commencing on or after such effective date, to reduce, or to forego an increase in, his unreduced Credited Compensation and to have his Employer contribute the same as Before-Tax Contributions to the Trust Fund, and (4) his direction that the Before-Tax Contributions made by or for him be invested in any one of the investment options permitted by Section 5.5, or (B) if available to the Participant, enrolling as a Participant in the Plan by means of a voice response telephonic system, established and supervised by the Committee, which provides for the making of decisions (1) through (4) above by telephonic communication, confirmed in a writing mailed to the Participant within three days.

         2.3 DURATION OF PARTICIPATION. (1) Once an Eligible Employee becomes a Participant, he shall remain a Participant so long as he continues to be an Employee whether or not he continues to be an Eligible Employee, provided, however, that if a Participant ceases to be an Eligible Employee (while remaining an Employee), Before-Tax Contributions may not be made by or for him pursuant to Section 3.1 until he again becomes an Eligible Employee and he again enrolls as a Participant pursuant to Sections 2.2 and 3.1.

         (2) If an Account continues to be maintained for a former Employee after his termination of employment with the Controlled Group, such former Employee shall remain a Participant for all purposes of the Plan, other than for the purposes of making, or having his Employer make, Participant or Employer Contributions hereunder.

         2.4 ELIGIBILITY AFTER REEMPLOYMENT. If an Employee whose employment with the Controlled Group was terminated is later reemployed, such earlier period of employment shall be taken into account in computing eligibility to participate. If such Employee satisfies the eligibility requirements of Section
2.1 (or, with respect to the Deferral-Only Participation, the eligibility requirements of Section 2.6) as of date of his rehire, such Employee shall become a Participant (or Deferral-Only Participant, as applicable) on the Enrollment Date after he enrolls as a Participant pursuant to Section 2.2 (or, as a Deferral-Only Participant, pursuant to Section 2.6).

         2.5 SPECIAL RULES FOR TRANSFERRED PARTICIPANTS. (1) In the event that a Participant ceases to be an Eligible Employee hereunder due to a transfer of employment to a classification of Employees that is eligible to participate in another profit sharing retirement plan maintained by a Controlled Group Member which is qualified under Code Sections 401(a) and 401(k) (a "Comparable Savings Plan"), such Participant's Account shall be transferred to the

Comparable Savings Plan and such Participant shall no longer be considered a Participant hereunder. Such transfer shall occur as of the day of such transfer of employment.

         (2) In the event that an individual who is a participant in a Comparable Savings Plan shall become an Eligible Employee hereunder, (a) any elections made by the individual on his enrollment form under the Comparable Savings Plan shall continue in effect under this Plan as of the date he becomes an Eligible Employee, until changed or modified in accordance with the terms hereof, (b) such individual's account from the Comparable Savings Plan shall be transferred to his Account hereunder as of the day of such transfer of employment, (c) the assets of such account shall be allocated to comparable Sub-Accounts under this Plan and such transfer shall not be considered a Transfer Contribution hereunder, (d) the provisions of any Appendix to such Comparable Savings Plan which apply to any asset transferred to this Plan shall continue to apply to such asset, and (e) to the extent required by applicable law, the provisions of such Comparable Savings Plan shall continue to apply to the assets transferred to this Plan.

         2.6 DEFERRAL-ONLY PARTICIPATION. Notwithstanding the provisions of
Section 2.2 above, an Employee who would be an Eligible Employee as described in
Section 2.1 but for his failure to satisfy the requirement under Subsection (3) thereof, may enroll as a Deferral-Only Participant in the Plan on the first Enrollment Date following the thirtieth (30th) day after he first performs an Hour of Service for a Controlled Group Member or on any subsequent Enrollment Date (other than any such Enrollment Date on which the Employee could enroll as a Participant under Section 2.2 above) by either filing the forms described in
Section 2.2(A) or by enrolling by means of the voice response telephonic system described in Section 2.2(B). A Deferral-Only Participant shall be entitled to have Before-Tax Contributions made on his behalf in accordance with the provisions of 3.1, 3.2 and 3.3 of the Plan. A Deferral-Only Participant shall not be entitled to any Matching Employer Contributions under Section 3.6 of the Plan (and no Before-

Tax Contributions by a Deferral-Only Participant shall be taken into account for purposes of calculating the amount of any Matching Employer Contributions under
Section 3.5 of the Plan). A Deferral-Only Participant shall become a Participant for purposes of Matching Employer Contributions as of the first Enrollment Date following his completion of one Employment Year. For all other purposes, a Deferral-Only Participant shall be treated as a Participant under the Plan.

                          ARTICLE III. - CONTRIBUTIONS
                          ----------------------------

         3.1 BEFORE-TAX CONTRIBUTIONS. Upon enrollment pursuant to Section 2.2, a Participant shall agree pursuant to a Salary Reduction Agreement to have his Employer make Before-Tax Contributions to the Trust of up to 12% of his unreduced Credited Compensation (in 1% increments) by means of pay period payments of the elected percentage. If a Participant's Before-Tax Contributions must be reduced to comply with the requirements of Section 4.1 or 4.2 or the requirements of applicable law, his Before-Tax Contributions shall be reduced to the next highest 1% increment of his unreduced Credited Compensation permitted by such Section or law.

         3.2 PAYMENTS TO TRUSTEE. Before-Tax Contributions made for a Participant shall be transmitted by his Employer to the Trustee as soon as practicable, but in any event not later than 30 days after the end of the calendar month in which such Contributions are withheld or would otherwise have been paid to the Participant.

         3.3 CHANGES IN, AND SUSPENSIONS OF, BEFORE-TAX CONTRIBUTIONS. (1) The percentage or percentages designated by a Participant pursuant to Section 3.1 shall continue in effect, notwithstanding any changes in the Participant's Credited Compensation. A Participant may, however, in accordance with the percentages permitted by Section 3.1, change the percentage of his Before-Tax Contributions as often as may be permitted by the Committee by either (A) the completion and proper filing (pursuant to Committee rules) of election change forms, or (B) if available to the Participant, effecting such change by means of a voice response telephonic system, established and supervised by the Committee, confirmed in a writing mailed to the Participant within three days.

         (2) A Participant may at any time suspend his Before-Tax Contributions by notifying the Committee or his Employer, pursuant to Committee rules, of his desire to suspend such contributions. The eligibility for, and entitlement to, future Before-Tax Contributions of a

Participant who has suspended such Contributions shall be limited as provided in rules established by the Committee.

         (3) The rules established by the Committee under this Section shall be established and administered in a uniform and nondiscriminatory fashion and may be amended from time to time in the sole and absolute discretion of the Committee.

         3.4 TRANSFER CONTRIBUTIONS. (1) The Trustee shall, at the direction of the Committee, receive and thereafter hold and administer as a part of the Trust Fund for a Covered Employee (whether or not he has met the eligibility requirements of Article II) all cash and other property which may be transferred to the Trustee from a trust held under another plan in which the Covered Employee was a participant, which meets the requirements of Code Sections 401(a) and 501(a) (each such trust and plan being hereinafter in this Section called a "Comparable Plan"). For purposes of this Subsection but not the following Subsection (2), either the Comparable Plan must not be subject to the survivor annuity requirements of Code Section 401(a)(11) or the transfer must comply with the "elective transfer" requirements of Treasury Regulation Section 1.411(d)-4.

         (2) The Trustee shall also, at the direction of the Committee, accept direct rollovers to the Plan pursuant to Code Sections 401(a)(31) and 402(c), from any trust held under a Comparable Plan in which the Employee was a participant provided that such direct rollover is made by a Covered Employee. The Plan will accept such rollover contributions either entirely in cash or, in a combination of cash and such other property (other than cash) as is acceptable to the Committee.

         (3) A Participant who has ceased to be an Employee and who is eligible for a lump sum distribution from the National City Non-Contributory Retirement Plan may elect to transfer such lump sum distribution from the National City Non-Contributory Retirement Plan to the Plan in a direct rollover. The Trustee shall receive and thereafter hold and administer as part of the Trust Fund for a Participant all cash transferred pursuant to this Subsection (3).

         (4) Contributions made to the Trust Fund pursuant to Subsections (1),
(2) and (3) hereof shall be referred to as "Transfer Contributions." Transfer Contributions will be permitted only in amounts in excess of $200 and shall be in cash unless the Committee approves a Transfer Contribution of other property. Such Transfer Contributions shall be allocated to such existing or new Sub-Account(s) as the Trustee shall determine and shall be invested as specified in Section 5.5. Subject to other provisions of the Plan and Trust Agreement, the Trustee shall have authority to sell or otherwise convert to cash any property transferred to it pursuant to this Section.

         3.5 AMOUNT OF MATCHING EMPLOYER CONTRIBUTIONS. Subject to the provisions of the Plan and Trust Agreement, each Employer shall, as and to the extent it lawfully may, contribute to the Trust Fund on account of each month, Matching Employer Contributions in an amount equal to 115% of the Before Tax Contributions for each such month for each Participant with respect to the first 6% of each such Participant's Credited Compensation. The Employer shall deliver its Matching Employer Contribution to the Trust Fund at the same time as the Before-Tax Contributions to which the Matching Employer Contributions relate are delivered.

         3.6 ALLOCATION OF MATCHING EMPLOYER CONTRIBUTIONS. Each Employer's Matching Employer Contributions made for a month shall be allocated and credited to the Account of each Participant for whom Before-Tax Contributions were made during such month, with each such Participant being credited with a portion of the Employer's Matching Employer Contribution equal to the applicable percentage (determined under Section 3.5) of his Before-Tax Contributions for the preceding calendar month.

         3.7 REDUCTION OF EMPLOYER CONTRIBUTIONS. The amount of Employer Contributions determined to be payable to the Trust Fund shall be reduced by amounts which have been forfeited or held in a suspense account in accordance with the terms of the Plan.

         3.8 QUALIFIED NONELECTIVE CONTRIBUTIONS. For any Plan Year, the Employers may make a Qualified Nonelective Contribution (1) in such amount, (2) for such Participants who are not Highly Compensated Employees for such Plan Year and (3) in such proportions among such Participants as such Employer shall deem necessary to cause Section 4.2 or 4.4 to be satisfied for such Plan Year. Qualified Nonelective Contributions may be made irrespective of whether the Employer has net earnings or retained earnings, and may be made in cash or other property. Each Employer shall designate to the Trustee the Plan Year for which and the Participants for whom any Qualified Nonelective Contribution is made.

         3.9 ALLOCATION OF QUALIFIED NONELECTIVE CONTRIBUTIONS. Qualified Nonelective Contributions shall be allocated to the Accounts of Participants who are designated by an Employer as eligible to share therein in such amounts as such Employer directs.

         3.10 CONTRIBUTIONS IN NCC STOCK. Contributions made by the Employers hereunder shall be made in cash or in shares of NCC Stock. If a Contribution is made in the form of NCC Stock, such contribution shall be equal to the fair market value of such NCC Stock. Fair market value of NCC Stock shall be equal to the last quoted price of such Stock on the date of contribution.

         ARTICLE IV. - LIMITATIONS ON CONTRIBUTIONS
         ------------------------------------------

         4.1 EXCESS DEFERRALS. (1) Notwithstanding the provisions of Article III, a Participant's Before-Tax Contributions for any taxable year of such Participant shall not exceed the limitation in effect under Code Section 402(g). Except as otherwise provided in this Section, a Participant's Before-Tax Contributions for purposes of this Section shall include (a) any employer contribution made under any qualified cash or deferred arrangement as defined in Code Section 401(k) to the extent not includible in gross income for the taxable year under Code Section 402 (a)(8) (determined without regard to Code Section 402(g)), (b) any employer contribution to the extent not includible in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g)) and (c) any employer contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D).

         (2) In the event that a Participant's Before-Tax Contributions exceed the amount described in Subsection (1) of this Section (hereinafter called the "excess deferrals"), such excess deferrals (and any income allocable thereto) shall be distributed to the Participant by April 15 following the close of the taxable year in which such excess deferrals occurred if (and only if), by April 15 of such taxable year the Participant (a) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (b) notifies the Committee of the portion allocated to this Plan.

         (3) In, the event that a Participant's Before-Tax Contributions under this Plan exceed the amount described in Subsection (1) of this Section, or in the event that a Participant's Before-Tax Contributions made under this Plan do not exceed such amount but he allocates a portion of his excess deferrals to his Before-Tax Contributions made to this Plan, Matching Employer Contributions, if any, made with respect to such Before-Tax Contributions (and any income allocable thereto) shall be forfeited and applied to reduce subsequent Matching Employer Contributions required under the Plan.

         4.2 EXCESS BEFORE-TAX CONTRIBUTIONS.

         (1) Notwithstanding the provisions of Article III,

                  (a) the actual deferral percentage (as defined in Subsection
     (2) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Subsection (3) of this Section) for any Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 1.25, or

                  (b) the excess of the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year over the actual deferral percentage for all other Eligible Employees for such Plan Year shall not exceed 2 percentage points, and the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 2.

If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code Sections 401(a)(4) or 410(b), such arrangements included in such plans shall be treated as one arrangement for the purposes of this Subsection; and if any Highly Compensated Eligible Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Highly Compensated Eligible Employee.

         (2) For the purposes of this Section, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the amount of Before-Tax

Contributions and, at the election of an Employer, any Qualified Nonelective Contributions actually paid to the Trust for each such Eligible Employee for such Plan Year (including any "excess deferrals" described in Section 4.1) to
(b) the Eligible Employee's compensation for such Plan Year. For the purposes of this Section and Section 4.3, the term "compensation" shall mean the sum of an Eligible Employee's compensation under Section 4.9(3) and his Before-Tax Contributions (subject to the limitations described in Section 1.1(14)(b)).

         (3) For the purposes of this Section, the term "Highly Compensated Eligible Employee" for a particular Plan Year shall mean any Highly Compensated Employee who is an Eligible Employee.

         (4) In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be distributed to the Highly compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. For the purposes of this Subsection the term "excess contributions" shall mean, for any Plan Year, the excess of (a) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of Highly Compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Before-Tax Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by reducing Before-Tax Contributions made on behalf of Highly Compensated Eligible Employees in order of the dollar amount of Before-Tax Contributions made on behalf of Highly Compensated Eligible Employees beginning with the highest of Before-Tax Contributions.

         (5) Matching Allocations made with respect to a Participant's excess contributions (and any income allocable thereto) shall be forfeited and applied to reduce subsequent Matching Employer Contributions required under the Plan.

         (6) The limitations set forth in subsections (1), (2), (3), (4) and (5) above shall not apply to any Participant to the extent that the Plan satisfies the alternative method for meeting the actual deferral percentage test as set forth in Code Section 401(k)(12). At least 30 days, but not more than 90 days before the beginning of each Plan Year, the Company will provide each Eligible Employee a comprehensive notice of the employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the employee becomes eligible but not later than the date the employee become eligible.

         4.3 EXCESS MATCHING ALLOCATIONS. (1) Notwithstanding the provisions of
Article III, the contribution percentage (as defined in Subsection (2) of this Section) for the group of Highly Compensated Eligible Employees (as defined in
Section 4.2(3)) for such Plan Year shall not exceed the greater of (a) 125 percent of the contribution percentage for all other Eligible Employees or (b) the lesser of 200 percent of the contribution percentage for all other Eligible Employees, or the contribution percentage for all other Eligible Employees plus 2 percentage points. If two or more plans of the Controlled Group to which matching contributions, employee after-tax contributions or before-tax contributions (as defined in Section 4.1(1)) are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Subsection; and if a Highly Compensated Eligible Employee participates in two or more plans of the Controlled Group to which such contributions are made, all such contributions shall be aggregated for purposes of this Subsection.

         (2) For the purposes of this Section, the contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of
(a) the Matching Allocations made under
the Plan for each such Eligible Employee for such Plan Year to (b) the Eligible Employee's compensation (as defined, in Section 4.2(2)) for such Plan Year.

         (3) In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be forfeited (if forfeitable) and applied as provided in Section 3.7 or (if not forfeitable) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. For the purposes of this Subsection, the term "excess aggregate contributions" shall mean, for any Plan Year, the excess of (a) the aggregate amount of the Matching Allocations made for Highly Compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Matching Allocations permitted for such Plan Year under Subsection (1) of this Section, determined by reducing Matching Allocations made for Highly Compensated Eligible Employees in order of the dollar amount of such Matching Allocations made for Highly Compensated Eligible Employees beginning with the highest dollar amount of such Matching Allocations.

         (4) The determination of excess aggregate contributions under this Section shall be made after (a) first determining the excess deferrals under
Section 4.1 and (b) then determining the excess contributions under Section 4.2.

         (5) The limitations set forth in subsections (1), (2), (3) and (4) above shall not apply to any Participant to the extent that the Plan satisfies one of the alternative methods for meeting the contribution percentage test as set forth in Code Sections 401(m)(10) and 401(m)(11).

         4.4 MULTIPLE USE OF THE ALTERNATIVE LIMITATION.

         (1) Notwithstanding the provisions of Article III or the foregoing provisions of this Article IV, if, after the application of Sections 4.1, 4.2 and 4.3, the sum of the actual deferral percentage and the contribution percentage for the group of Highly Compensated Eligible Employees (as defined in Section 4.2(3)) exceeds the aggregate limit (as defined in Subsection (2) of this Section), then the contributions made for such Plan Year for Highly Compensated Eligible Employees will be reduced so that the aggregate limit is not exceeded. Such reductions shall be made first in Before-Tax Contributions (but only to the extent that they are not matched by Matching Allocations) and then in Matching Allocations. Reductions in contributions shall be made in the manner provided in Section 4.2 or 4.3, as applicable. The amount by which each such Highly Compensated Eligible Employee's contribution percentage amount is reduced shall be treated as an excess contribution or an excess aggregate contribution under Section 4.2 or 4.3, as applicable. For the purposes of this Section, the actual deferral percentage and contribution percentage of the Highly Compensated Eligible Employees are determined after any reductions required to meet those tests under Sections 4.2 and 4.3. Notwithstanding the foregoing provisions of this Section, no reduction shall be required by this Subsection if either (a) the actual deferral percentage of the Highly Compensated Eligible Employees does not exceed 1.25 multiplied by the actual deferral percentage of the non-Highly Compensated Eligible Employees, or (b) the contribution percentage of the Highly Compensated Eligible Employees does not exceed 1.25 multiplied by the contribution percentage of the non-Highly Compensated Eligible Employees.

         (2) For purposes of this Section, the term "aggregate limit" means the sum of (a) 125% of the greater of (i) the actual deferral percentage of the non-Highly Compensated Eligible Employees for the Plan Year, or (ii) the contribution percentage of the non-Highly Compensated Eligible Employees for the Plan Year, and (b) the lesser of (A) 200% of, or (B) two (2) plus, the lesser of such actual deferral percentage or contribution percentage. If it would result in a larger aggregate limit, the word "lesser" is substituted for the word "greater" in part (a) of this Subsection, and the word "greater" is substituted for the word "lesser" the second place such word appears in part (b) of this Subsection.

         (3) The limitations set forth in subsections (1) and (2) above shall not apply to any Participant to the extent that the Plan satisfies the alternative method for meeting the actual deferral percentage test as set forth in Code Section 401(k)(12) or one of the alternative methods for meeting the contribution percentage test as set forth in Code Sections 401(m)(10) and 401(m)(11).

         4.5 MONITORING PROCEDURES. (1) In order to ensure that at least one of the actual deferral percentages specified in Section 4.2(1) and at least one of the contribution percentages specified in Section 4.3(1) and the aggregate limit specified in Section 4.4(2) are satisfied for each Plan Year, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions and Matching Allocations being made to the Plan by or for each Eligible Employee during each Plan Year. In the event that the Company determines that neither of such actual deferral percentages, neither of such contribution percentages or such aggregate limit will be satisfied for a Plan Year, and if the Committee in its sole discretion determines that it is necessary or desirable, the Before-Tax Contributions and/or the Matching Allocations made thereafter by or for each Highly Compensated Eligible Employee (as defined in Section 4.2(3)) may be reduced (pursuant to non-discriminatory rules adopted by the Company) to the extent necessary to decrease the actual deferral percentage and/or the contribution percentage for Highly Compensated Eligible Employees for such Plan Year to a level which satisfies either of the actual deferral percentages, either of the contribution percentages and/or the aggregate limit.

         (2) In order to ensure that excess deferrals (as such term is defined in Section 4.1(2)) shall not be made to the Plan for any taxable year for any Participant, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions being made to the Plan for each Participant during each taxable year and may take such action (pursuant to non-discriminatory rules adopted by the Company) to prevent Before-Tax Contributions made for any Participant under the Plan for any taxable year from exceeding the maximum amount applicable under Section 4.1(1).

         (3) The actions permitted by this Section are in addition to, and not in lieu of, any other actions that may be taken pursuant to other Sections of the Plan or that may be permitted by applicable law or regulation in order to ensure that the limitations described in Sections 4.1, 4.2, 4.3 and 4.4 are met.

         4.6 TESTING PROCEDURES. In applying the limitations set forth in Sections 4.2, 4.3 and 4.4, the Company may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b) including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (b) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals described in, and meeting the requirements of, Treasury Regulations under Code Sections 401(k) and 401(m) to any other qualified plan of the Controlled Group in applying the limitations set forth in Sections 4.2, 4.3 and 4.4, or (c) any permissible combination thereof.

         4.7 LIMITATIONS ON EMPLOYER AND BEFORE-TAX CONTRIBUTIONS. Notwithstanding any provision of the Plan to the contrary, any Before-Tax Contributions or Employer Contributions hereunder for any Plan Year shall in no event exceed the amount that would be deductible by an Employer for such Plan Year for federal income tax purposes and each Before-Tax Contribution and Employer Contribution to the Trust Fund made by any Employer is hereby specifically conditioned upon such deductibility.

         4.8 RETURN OF CONTRIBUTIONS TO EMPLOYERS. (1) Except as specifically provided in this Section or in the other Sections of the Plan, the Trust Fund shall never inure to the benefit of the Employers and shall be held for the exclusive purposes of providing benefits to Employees, Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.

         (2) If an Employer Contribution to the Trust Fund is made by an Employer by a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact shall be returned to such Employer within one year after the payment of such Contribution. If an Employer Contribution to the Trust Fund made by an Employer which is conditioned upon the deductibility of the Contribution under Code
Section 404 (or any successor thereto) is not fully deductible under such Code Section (or any successor thereto) such Contribution, to the extent the deduction therefor is disallowed, shall be returned to the Employer within one year after the disallowance of the deduction. Earnings attributable to Employer Contributions returned to an Employer pursuant to this Subsection may not be returned, but losses attributable thereto shall reduce the amount to be returned; provided, however, that if the withdrawal of the amount attributable to the mistaken or non-deductible contribution would cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been in such Account had the mistaken or non-deductible amount not have been contributed, the amount to be returned to the Employer pursuant to this Section shall be limited so as to avoid such reduction.

         4.9 MAXIMUM ADDITIONS. (1) Notwithstanding the provisions of Article III or the foregoing provision of this Article IV, the maximum annual addition (as defined in Subsection (2) of this Section) to a Participant's Account for any Plan Year (which shall be the limitation year) shall in no event exceed the lesser of (a) one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A) or (b) 25% of his compensation for such Plan Year.

         (2) For the purpose of this Section, the term "annual additions" means the sum for any Plan Year of:

                  (a) all contributions (including, without limitation, Before-Tax Contributions made pursuant to Section 3.1) made by the Controlled Group which are allocated to the Participant's account pursuant to a defined contribution plan maintained by a Controlled Group Member,

                  (b) all employee contributions made by the Participant to a defined contribution plan maintained by a Controlled Group Member,

                  (c) all forfeitures allocated to the Participant's account pursuant to a defined contribution plan maintained by a Controlled Group Member,

                  (d) any amount allocated to an individual medical benefit account (as defined in Code Section 415(l)(2)) of the Participant which is part of a pension or annuity plan, and

                  (e) any amount attributable to medical benefits allocated to the Participant's account established under Code Section 419A(d)(1) if the Participant is or was a key-employee (as such term is defined in Code
     Section 416(i) during such Plan Year or any preceding Plan Year.

         (3) For the purposes of this Section, the term "compensation" shall mean Compensation within the meaning of Code Section 415(c)(3) and regulations thereunder.

         (4) If a Participant's annual additions would exceed the limitations of Subsection (1) of this Section for a Plan Year as a result of the allocation of forfeitures, a reasonable error in estimating the Participant's compensation, or a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to the Participant under the limitations of this Section (or other facts and circumstances which the

Commissioner of Internal Revenue finds justify application of the following rules of this Subsection), Employer Contributions allocable to such Participant's Account for such Plan Year shall, to the extent necessary to cause the limitations of Subsection (1) of this Section not to be exceeded for such Plan Year, be held by the Trustee in a suspense account and shall be used to reduce Employer Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for such Participant if such Participant is covered by the Plan at the end of any such Plan Year; and if he is not covered by the Plan at the end of any such Plan Year, such Employer Contributions held by the Trustee in such suspense account shall be allocated and reallocated to the accounts of other Participants, except that no such allocation or reallocation shall cause the limitations of Subsection (1) of this Section to be exceeded for any such other Participant for such Plan Year. Investment gains and losses shall not be allocated to the suspense account during the period such suspense account is required to be maintained pursuant to this Subsection. In the event of a termination of the Plan, any then remaining balance of the suspense account, to the extent it may not then be allocated to Participants, shall revert to the Employers. If the allocation of such Employer Contributions to the suspense account described in this Subsection is not sufficient to cause the limitations of Subsection (1) of this Section not to be exceeded for such Plan Year, Before-Tax Contributions made for such Participant for such Plan Year which constitute part of the annual additions (together with any gains attributable thereto) shall be returned to him to the extent necessary to effectuate such reduction.

         4.10 DEFINITIONS. (1) For purposes of applying the limitations set forth in Section 4.9, all qualified defined benefit plans (whether or not terminated) ever maintained by one or more Controlled Group Members shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether or not terminated) ever maintained by one or more Controlled Group Members shall be treated as one defined contribution plan.

         (2) For purposes of this Section and Section 4.9, the term "Controlled Group Member" shall be construed in light of Code Section 415(h).

         4.11 FUNDING POLICY. To the extent such has not already been done, the Committee shall (1) determine, establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of applicable law, and (2) furnish from time to time to the person responsible for the investment of the assets held in the Trust Fund information such Committee may have relative to the Plan's probable short-term and long-term financial needs, including any probable need for short-term liquidity, and such Committee's opinion (if any) with respect thereto.

                            ARTICLE V. - INVESTMENTS
                            ------------------------

         5.1 INVESTMENT FUNDS. (1) The Trust Fund (other than the portion of the Trust Fund consisting of the Loan Accounts) shall be divided into the following Investment Funds: the Equity Fund, the Fixed Income Fund, the Money Market Fund, the NCC Stock Fund, the Capital Preservation Fund, and the NPI Stock Fund and such other Investment Funds as the committee may in its discretion select or establish. Before-Tax Contributions, Transfer Contributions and Employer Contributions shall be invested therein as provided in Section 5.5. Subject to the provisions of the Plan and Trust Agreement relating to the appointment of an Investment Manager and to other applicable provisions of the Plan and Trust Agreement, the Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Fund separately. Dividends, interest, and other distributions received by the Trustee in respect of each Investment Fund shall be reinvested in the same Investment Fund.

         (2) The Trustee shall invest and reinvest the principal and income of each such Investment Fund and shall keep each such Investment Fund invested, without distinction between principal and income, in such property, investments and securities as the Trustee may deem suitable without regard to any percentage or other limitation in any laws or rules of court applying to investments by trust companies or trustees; but subject, however, to the terms of the Plan and Trust Agreement and to the following provisions:

                  (a) All or any part of the Equity Fund, the Fixed Income Fund, the Capital Preservation Fund, the Money Market Fund or any other Investment Funds which the Committee shall in its discretion have selected or established may, in the discretion of the Trustee, be invested in the NCB Investment Trust Fund or in shares of mutual funds, including any such mutual fund which may be advised by the Trustee or an affiliate of the Trustee. Funds in the Fixed Income Fund, the Equity Fund and the Capital Preservation

     Fund shall not be invested in the NCB Investment Trust Fund or a mutual fund unless such NCB Investment Trust Fund or mutual fund consists of the same general types of investments as are permitted under such Funds. Funds in the Money Market Fund may not be invested in an NCB Investment Trust Fund or a mutual fund unless such NCB Investment Trust Fund or mutual fund consists generally of investments principally in bonds, notes or other evidences of indebtedness which are payable on demand (including variable amount notes) or which have a maturity date not exceeding 91 days after the date of purchase.

                  (b) The Trustee may make deposits or investments of funds in time or savings deposits or instruments of a Controlled Group Member, provided such funds are awaiting investment or distribution, and nothing contained in this Section shall serve to preclude or prohibit such deposits or investment of such funds.

                  (c) The determination of the Trustee as to whether an investment is within the category of investments which may be made for the Fixed Income Fund, the Equity Fund, the NCC Stock Fund, the Capital Preservation Fund or the Money Market Fund shall be conclusive.

                  (d) The Trustee in its discretion may keep such portion of the Investment Funds in cash as the Trustee may from time to time deem to be advisable and shall not be liable for interest on uninvested funds.

                  (e) The Trustee is authorized to commingle the assets of the Trust with other trusts through the medium of the NATIONAL CITY CORPORATION INVESTMENT TRUST FOR RETIREMENT TRUSTS established by a trust instrument executed by National City Corporation and National City Bank (the "NCC Investment Trust"). To the extent of the equitable share of the Trust in the National City Corporation Investment Trust for Retirement

     Trusts, the NCC Investment Trust, as such document has been or may be amended, and the trust created thereunder, shall be deemed part of this Plan and Trust.

         5.2 ACCOUNT; SUB-ACCOUNT. The Trustee shall establish and maintain, or cause to be maintained, an Account for each Participant, which Account shall reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Participant's (a) Before-Tax Contributions, (b) Matching Allocations, (c) Qualified Nonelective Contributions and (d) Transfer Contributions (unless the Trustee determines to maintain the cash or property transferred to the Trust Fund as a Transfer Contribution pursuant to one or more of the foregoing Sub-Accounts). The Trustee shall also maintain, or cause to be maintained, separate records which shall show (i) the portion of each such Sub-Account invested in each Investment Fund and (ii) the amount of contributions thereto, payments and withdrawals and loans therefrom and the amount of income, expenses, gains and losses attributable thereto. The interest of each Participant in the Trust Fund at any time shall consist of his Account balance (as determined pursuant to Section 5.4) as of the last preceding Valuation Date plus credits and minus debits to such Account since that Date plus the value of the Participant's Loan Account on the last preceding Valuation Date on which the Administrator valued such Loan Account pursuant to Section
6.13 plus any amounts credited to such Loan Account and not invested in any Investment Fund.

         5.3 REPORTS. The Committee shall cause reports to be made at least annually to each Participant and to the Beneficiary of each deceased Participant as to the value of his Account and the amount of his Vested Interest. In addition, the Committee shall cause such a report to be made to each Participant who (a) requests such a report in writing (provided that only one report shall be furnished a Participant upon such a request in any 12-month period), (b) has terminated employment with the Controlled Group, or (c) incurs a Break in Service.

         5.4 VALUATION OF INVESTMENT FUNDS. (1) As of each Valuation Date, the Trustee shall determine the value of each Investment Fund in accordance with the terms of this Section and the Trust Agreement. The Trustee shall determine, from the change in value of each Investment Fund between the current Valuation Date and the then last preceding Valuation Date, the net gain or loss of such Investment Fund during such period resulting from expenses paid (including the fees and expenses of the Trustee and Investment Manager, if any, which are to be charged to such Investment Fund in accordance with the terms of the Plan and the Trust Agreement) and realized and unrealized earnings, profits and losses of such Investment Fund during such period. The transfer of funds to or from an Investment Fund pursuant to Section 5.6, Participant or Employer Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Death Beneficiaries shall not be deemed to be earnings, profits, expenses or losses of the Investment Fund.

         (2) After each Valuation Date, the net gain or loss of each Investment Fund determined pursuant to Subsection (1) of this Section shall be allocated as of such Valuation Date by the Trustee to the Accounts of Participants and Beneficiaries in such Investment Fund in proportion to the amounts of such Accounts invested in such Investment Fund on such Valuation Date, exclusive of amounts to be credited but including amounts (other than the net loss, if any, determined pursuant to Subsection (1) of this Section) to be debited to such Accounts as of such Valuation Date.

         (3) Except as may otherwise be provided by the Committee, Before-Tax Contributions, Matching Allocations, Qualified Nonelective Contributions and Transfer Contributions shall be credited to each Participant's Account and allocated to the appropriate Investment Fund as of the first business day following the Valuation Date coincident with or next following the date the Trustee has received such amounts and appropriate instructions as to the allocation of such amounts among the Investment Funds.

         (4) The reasonable and equitable decision of the Trustee as to the value of each Investment Fund as of each Valuation Date shall be conclusive and binding upon all persons having any interest, direct or indirect, in such Investment Fund.

         5.5 INVESTMENT OF BEFORE-TAX, TRANSFER AND EMPLOYER CONTRIBUTIONS. (1) Each Participant may, pursuant to rules and procedures adopted by the Committee, direct that Before-Tax and Transfer Contributions made by or for him and repayments of a loan made pursuant to Section 6.13, shall be invested in any or all of the Investment Funds. An investment option selected by a Participant shall remain in effect and be applicable to all subsequent Before-Tax and Transfer Contributions and loan repayments made by or for him unless and until an investment change is made by him. Notwithstanding the foregoing provisions of this subsection (1) to the contrary, a Participant may not direct the investment of Transfer Contributions into the NPI Stock Fund.

         (2) An investment direction described in this Section may only be made either (A) on a form supplied or approved by the Committee, signed by the Participant and filed with the Committee or an Employer or (B) if available to the Participant, by effecting such direction by means of electronic medium including, but not limited to, a voice response telephonic system or personal computer access to an internet website maintained on behalf of the Plan, with confirmation by means of a writing mailed to the Participant within three days. In the absence of an effective investment direction, Before-Tax and Transfer Contributions and loan repayments shall be invested in the Money Market Fund. Any cash received by the Trust between Valuation Dates may be temporarily invested until the Valuation Date next following the date such cash is received, at which time it shall be allocated among the Investment Funds in accordance with the foregoing provisions of this Section.

         (3) A participant may change his investment direction with respect to all subsequent Before-Tax and Transfer Contributions made by or for him either
(A) by filing with the Committee or his Employer, on a form supplied or approved by the Committee or his Employer, a signed investment direction revision, or (B) if available to the Participant, by effecting such change by means of a voice response telephonic system established by and established by the Committee, with confirmation by means of a writing mailed to the Participant within five days. Only one such investment direction revision may be made by a Participant for any calendar day. Such investment direction revision shall affect only amounts contributed after the direction and prior to a subsequent direction.

         (4) All Employer Contributions shall be invested in the NCC Stock Fund.

         5.6 TRANSFERS OF INVESTMENTS. (1) Each Participant shall have the right from time to time to elect that all or a part of his interest in one or more of the Investment Funds (including amounts attributable to Employer Contributions) be liquidated and the proceeds thereof reinvested in any of the other Investment Funds other than the NPI Stock Fund. Such an investment-mix adjustment shall not affect investment of amounts received in the Trust as contributions, which shall continue to be invested pursuant to Section 5.5. Notwithstanding the foregoing provisions of this Section, a Participant may not elect that any part of his interest in the Capital Preservation Fund be liquidated and that the proceeds thereof reinvested in the Money Market Fund or the Fixed Income Fund. Further, notwithstanding the foregoing provisions of this Section, a Participant may not elect that more than 20% of his interest in the NPI Stock Fund (or, if greater, 2 full units in the NPI Fund) be liquidated on any Business Day.

         (2) An investment-mix adjustment described in this Section may only be made on either (A) a form supplied or approved by the Committee or an Employer, signed by the Participant and flied with the Committee or his Employer or (B) if available to the Participant, by effecting such adjustment by means of a voice response telephonic system, established by and supervised by the Committee, with written confirmation sent to the Participant within five days. Only one such adjustment may be made by a Participant for any calendar day.

         (3) Any non-Participant, including, without limitation, a Beneficiary of a deceased Participant or an alternate payee under a qualified domestic relations order, shall have the same rights a Participant has under Subsections
(1) and (2) of this Section.

         5.7 COMMITTEE RULES AND DIRECTIONS TO TRUSTEE. (1) The Committee shall adopt, and may amend from time to time, general rules of uniform application which shall provide for the administration of each Investment Fund, including, but not limited to, rules providing (a) for the time or times that an investment direction or transfer pursuant to Sections 5.5 and 5.6 may be filed and be effective; (b) for minimum limits (not in excess of $50) on the amount that may be invested for one Participant at any one time in an Investment Fund and on the amount that may be transferred from Investment Funds if such amount is less than all of the Participant's interest in any such Fund; (c) for procedures pursuant to which a Participant may designate the portion of his Before-Tax and Transfer Contributions to be invested in such Investment Funds as he elects in terms of a whole percentage of the amount to be invested; and (d) for any other matters which the Committee deems necessary or advisable in the administration of any Investment Fund.

         (2) The Committee shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment choice and investment change elections made under Sections 5.5 and 5.6 and to provide funds for distributions and withdrawals pursuant to Article VI. Investments in and withdrawals from each Investment Fund shall be made only as of a Valuation Date.

               ARTICLE VI. - DISTRIBUTIONS, WITHDRAWALS AND LOANS
               --------------------------------------------------

         6.1 DISTRIBUTIONS IN GENERAL. A Participant's interest in the Trust Fund shall only be distributable as provided in this and the following Sections of this Article. A Participant or Beneficiary who is eligible to receive a distribution under applicable Sections of this Article shall obtain a blank application for that purpose from the Committee and file with such Committee his application in writing on such form, furnishing such information as such Committee may reasonably require, including satisfactory proof of his age and that of his Spouse (if applicable) and any authority in writing that the Committee may request authorizing it to obtain pertinent information, certificates, transcripts and/or other records from any public office.

         6.2 DISTRIBUTIONS ON DEATH. (1) If a Participant dies before the payment or commencement of payment of his Vested Interest to him, his entire Account, valued as of the next Valuation Date which is at least 30 days after the date on which the Death Beneficiary files his application pursuant to
Section 6.1, shall be paid or commence to be paid to the Participant's Death Beneficiary pursuant to Subsection (2) of this Section as soon as practicable after such Valuation Date, but in no event shall payment be made or commenced later than the time prescribed in Section 6.8(2) without regard to whether an application has been filed.

         (2) In the event of the death of a Participant who dies under the circumstances described in Subsection (1) of this Section, such Participant's Account shall be paid to his Death Beneficiary under one of the following methods as the Death Beneficiary shall elect:

                  (a) such amount shall be paid to him in a lump sum; or

                  (b) such amount shall be paid to him in such annual, quarterly or monthly installments, as elected by the Death Beneficiary, over a term certain not extending beyond the life expectancy of the Death Beneficiary.

         (3) If a Participant dies after the commencement of payments of his Vested Interest to him in the form described in Section 6.3(l)(b), but before all of such payments have been made, the undistributed portion of this Vested Interest shall continue to be paid to his Death Beneficiary in the same manner as originally elected by the Participant.

         (4) A Death Beneficiary who is currently receiving payments pursuant to Subsection (2)(b) or (3) above may elect to withdraw all or any portion of the deceased Participant's account payable to him under this Section 6.2 in the form of a single sum payment or a distribution of NCC Stock. A Death Beneficiary shall be limited to two such withdrawals in the same calendar year.

         6.3 DISTRIBUTIONS ON NORMAL OR EARLY RETIREMENT OR DISABILITY. (1) If a Participant's termination of employment with the Controlled Group occurs (other than by reason of his death) on or after his attainment of his Normal or Early Retirement Age or by reason of his Disability, his entire Account, valued as of the Valuation Date specified in Subsection (2) of this Section, shall be paid or commence to be paid to him under one or a combination of the following methods as the Participant shall elect upon application filed by him with the Committee pursuant to Section 6.1:

                  (a) such amount shall be paid to him in a lump sum; or

                  (b) such amount shall be paid to him in such annual, quarterly or monthly installments, as elected by the Participant, over a term certain not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary.

         (2) Distributions pursuant to this Section shall be paid or commence to be paid to a Participant as soon as practicable after, and shall be valued as of, the next Valuation Date which is at least 30 days after the later of (a) the date on which the Participant files his application with the Committee pursuant to Section 6.1 or (b) the date of the Participant's termination of employment from the Controlled Group, but in no event shall payment be made or commenced later than the time prescribed in Section 6.8(2) without regard to whether an application has been filed.

         (3) Notwithstanding anything in Subsections (1) or (2) above, a Participant described in Subsection (1) of this Section may elect to withdraw all or any portion of his Vested Interest in his Account in the form of a single sum payment or a distribution of NCC Stock. A Participant shall be limited to two such withdrawals in the same calendar year.

         (4) If a Participant described in Subsection (1) of this Section should again become an Employee before his entire Account has been distributed, the distribution of his Account shall cease until the Participant again terminates his employment with the Controlled Group.

         6.4 DISTRIBUTION ON OTHER TERMINATION OF EMPLOYMENT. If a Participant's termination of employment with the Controlled Group occurs under circumstances other than those covered by Sections 6.2 and 6.3, his entire Vested Interest, valued as of the Valuation Date coinciding with or next following the date determined pursuant to Section 6.3(2), shall be paid to him in a lump sum at such time as provided in Section 6.3(2).

         6.5 PAYMENT OF SMALL BENEFITS. Notwithstanding the foregoing provisions of this Article, if the value of the Vested Interest of a Participant following his termination of employment (whether by death or otherwise) does not exceed $5,000 on the first Valuation Date next following such termination of employment, such Vested Interest shall be paid to the Participant (or, if applicable, his Beneficiary) in a lump sum within 90 days after such Valuation Date.

         6.6 DISTRIBUTIONS-PURSUANT TO A QDRO. If a qualified domestic relations order (as defined in Code Section 414(p)) so provides, the portion of a Participant's Vested Interest payable to the alternate payee(s) may be distributed to the alternate payee(s) at the time specified in such order, regardless of whether the Participant is entitled to a distribution from the Plan at such time. The portion of the Vested Interest so payable shall be valued as of the Valuation Date coincident with or next following the date specified in such order.

         6.7 DISTRIBUTION ON SALE OF ASSETS OR DISPOSITION OF BUSINESS. Notwithstanding the preceding provisions of this Section, in the event that a Participant's termination of employment with the Controlled Group is caused by the disposition by an Employer of substantially all of the assets of a trade or business, or its interest in a subsidiary, and such Participant continues employment with the corporation acquiring such assets or such subsidiary, the Participant, if he so elects on an application filed with the Committee pursuant to Section 6.1, shall be entitled to a distribution of his Account valued as of the Valuation Date specified in Section 6.3(2), provided, however, that such Account may only be distributed in the form of a lump sum or in the form of NCC Stock.

         6.8 LATEST TIME OF DISTRIBUTION. (1) Distributions under the Plan shall occur or begin as provided in the preceding Sections of this Article, but in no event later than 60 days after the close of the Plan Year in which the latest of the following events occur: (a) the date on which the Participant attains age 65, (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (c) the Participant's termination of employment with the Controlled Group, provided that, except as provided in Subsection (2) of this Section and Section 6.5, no distribution shall be required to be made or commence until the Participant files his application with the Committee pursuant to Section 6.1.

         (2) (a) Notwithstanding any other provision of the Plan, the entire Account of each Participant under the Plan who is a 5% owner (as defined in Code Section 416) (i) shall be distributed to him in a lump sum in cash not later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2 and, with respect to Participants who are Employees, on December 31 of such year and each succeeding year, or (ii) shall commence to be distributed not later than the time specified in Clause (i) of this Paragraph (a) in the form specified in Section 6.3(1)(b) if such form is elected by the Participant in accordance with Section 6.3. In addition, the entire Account of any other Participant must be distributed or commence to be distributed not later than the April 1 of the calendar year following the later of (x) the calendar year in which the Participant attains age 70-1/2 or (y) the calendar year in which the Participant incurs a Termination of Employment.

                  (b) If distribution of a Participant's Account under the Plan has begun and such Participant dies before his entire interest has been distributed to him, the remaining portion of such Account shall be distributed to his Death Beneficiary at least as rapidly as under the method of distribution being used as of the date of his death.

                  (c) If a Participant dies before the distribution of his Account under the Plan has begun, the entire Account of the Participant shall be distributed to his Death Beneficiary by the December 31 of the year in which occurs the fifth anniversary of such Participant's death; provided, however, that such five-year rule shall not be applicable to any portion of the Participant's Account under the Plan which is payable to the Participant's Death Beneficiary if such portion is distributed in the form specified in Section 6.2(2)(b), and such distributions begin not later than the December 31 of the calendar year immediately following the calendar year in which the Participant died or, in the case of a Death Beneficiary who is the Participant's surviving Spouse, the December 31 of the calendar year in which the Participant would have attained age 70-1/2.

                  (d) Distributions under this Subsection shall be made in accordance with the provisions of Code Section 401(a)(9) and Treasury Regulations issued thereunder, which provisions are hereby incorporated herein by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under such provisions of the Code and Regulations. Nothing contained in this Section shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan.

         6.9 WITHDRAWAL OF CONTRIBUTIONS UPON ATTAINMENT OF AGE 59-1/2. A Participant who is an Employee and who is at least age 59-1/2 may elect to withdraw all or any portion of his Vested Interest in his Account in the form of a single sum payment or a distribution of NCC Stock. A Participant shall be limited to two such withdrawals in the same calendar year. A Participant who makes two such withdrawals in the same calendar year while he is an Employee shall not be permitted to have any further Before-Tax Contributions made for him for the remainder of such calendar year. Withdrawals pursuant to this Section will be paid to the Participant as soon as practicable after, and shall be valued as of, the next Valuation Date which is at least 30 days after the date on which the Participant files an application for withdrawal with the Committee.

         6.10 WITHDRAWAL OF TRANSFER CONTRIBUTIONS. (1) A Participant, whether or not he is an Employee, may elect to withdraw all or any portion of his Transfer Contributions Sub-Account which is attributable to Transfer Contributions described in Section 3.4.

         (2) Withdrawals pursuant to this Section shall be paid to the Participant as soon as practicable after, and shall be valued as of, the next Valuation Date, which is at least 30 days after the date on which the Participant files an application for a withdrawal with the Committee.

         6.11 HARDSHIP WITHDRAWALS. A Participant who is an Employee and who has obtained all distributions and withdrawals (other than for Hardship) and all nontaxable loans then available under all plans maintained by the Controlled Group may request, on a form provided by and filed with the Committee, a withdrawal on account of Hardship of all or a part of his Before-Tax Contributions Sub-Account (excluding any earnings allocated thereto). Upon making a determination that the Participant is entitled to a withdrawal on account of Hardship, the Committee shall direct the Trustee to distribute to such Participant all or a portion of his Before-Tax Contributions Sub-Account (excluding any earnings allocated thereto), provided that the amount of the withdrawal shall not be in excess of the amount necessary to alleviate such Hardship. If a withdrawal on account of Hardship is made by a Participant pursuant to this Subsection, the following rules shall apply notwithstanding any other provision of the Plan (or any other plan maintained by the Controlled Group) to the contrary:

                  (a) the Participant is prohibited from making elective contributions and employee contributions to the Plan (or to any other qualified or nonqualified plan maintained by the Controlled Group) for a period of 12 months following receipt of the Hardship withdrawal; and

                  (b) the amount of the Participant's Before-Tax Contributions (and any comparable contributions to any other plan maintained by the Controlled Group) for the Participant's taxable year immediately following the taxable year of the Hardship withdrawal shall not be in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Before-Tax Contributions (and any comparable contributions to any other plan maintained by the Controlled Group) for the taxable year of the Hardship withdrawal.

         6.12 MECHANICS OF MAKING DISTRIBUTIONS. (1) Where a distribution, withdrawal or loan is to be made from the Trust Fund of only a portion of a Participant's Vested Interest in the Trust Fund and such Interest is invested in more than one of the Investment Funds, the Participant shall designate (on a form approved by the Committee, signed by him and filed with the Committee) which of the Funds should be liquidated in order to make such distribution. Such a designation shall not be considered an investment direction or investment transfer for the purpose of the limitations described in Sections 5.5, 5.6 and 5.7.

         (2) All distributions, withdrawals and loans shall be made in cash, provided that if the Participant or Beneficiary so elects on a form provided by the Committee, a distribution or withdrawal (but not a loan) may be made in the form of full shares of NCC Stock, based on the fair market value of such Stock (as determined by the Trustee in accordance with the provisions of the Trust Agreement) on the Valuation Date as of which such distribution is made.

         6.13 LOANS TO PARTICIPANTS. (1) A Participant who is a "party in interest" within the meaning of ERISA Section 3(14) may apply on a form provided by the Committee for a loan from his Account. If the Committee determines that the Participant is not in bankruptcy or similar proceedings and is entitled to a loan in accordance with the following provisions of this Section, the Committee shall direct the Trustee to make a loan to the Participant from his Account. Each loan shall be charged against the Participant's Account as follows: first, against the Participant's Before-Tax Contributions Sub-Account; second, to the extent necessary, against the Participant's Matching Allocations Sub-Account; third, to the extent necessary, against the

Participant's Transfer Contributions Sub-Account; fourth, to the extent necessary against the Participant's Qualified Non-Elective Contributions Sub-Account.

         (2) A Participant shall not be entitled to a loan under this Section unless the Participant consents to (a) the use of the Participant's Account as security as provided in Subsection (5)(c) of this Section and (b) the possible reduction of the Participant's Account as provided in Subsection (6) of this Section. Any consent required by the preceding sentences must be given within the ninety day period preceding the disbursement of the loan proceeds.

         (3) Each loan shall be in an amount which is not less than $500. The maximum loan to any Participant (when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code Section 72(p)(4)) of the Controlled Group) shall be an amount which does not exceed the lesser of

                  (a) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of such other loans on the date on which such loan is made, or

                  (b) 50% of the value of such Participant's Account on the date on which such loan is made.

         (4) For each Participant for whom a loan is authorized pursuant to this Section, the Administrator shall (a) direct the Trustee to liquidate the Participant's interest in the Investment Funds as directed by the Participant or, in the absence of such direction, on a pro-rata basis, to the extent necessary to provide funds for the loan, (b) direct the Trustee to disburse such funds to the Participant upon the Participant's execution of the promissory note and security agreement referred to in Subsection (5)(d) of this Section, (c) transmit to the Trustee the executed promissory note and security agreement referred to in Subsection (5)(d) of this Section, and (d) establish and maintain a separate recordkeeping account within the Participant's Account (the "Loan Account") (i) which initially shall be in the amount of the loan, (ii) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Participant, (iii) to which the promissory note shall be allocated and (iv) which shall show the unpaid principal of and interest on the promissory note from time to time. All payments of principal and interest by a Participant shall be credited initially to his Loan Account and applied against the Participant's promissory note, and then invested in the Investment Funds pursuant to the Participant's direction under Section 5.5. The Administrator shall value each Participant's Loan Account for purposes of
Section 5.2 at such times as the Administrator shall deem appropriate, but not less frequently than quarterly.

         (5) Loans made pursuant to this Section:

                  (a) shall be made available to all Participants on a reasonably equivalent basis;

                  (b) shall not be made available to Highly Compensated Employees in a percentage amount greater than the percentage amount made available to other Participants;

                  (c) shall be secured by the Participant's Loan Account; and

                  (d) shall be evidenced by a promissory note and security agreement executed by the Participant which provides for:

                  (i) the security referred to in paragraph (c) of this Subsection;

                  (ii) a rate of interest determined by the Committee in accordance with applicable law;

                  (iii) repayment within a specified period of time, which shall not extend beyond five years;

                  (iv) repayment in equal payments over the term of the loan, with payments not less frequently than quarterly; and

                  (v) for such other terms and conditions as the Committee shall determine, which shall include provision that:

                           (A) with respect to a Participant who is an Employee,
                  the loan will be repaid pursuant to authorization, by the Participant of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period, provided, however, the Committee may waive the requirement of equal payroll deductions if the Employer payroll through which the Participant is paid cannot accommodate such deductions;

                           (B) the loan shall be prepayable in whole at any time
                  without penalty; and

                           (C) the loan shall be in default and become
                  immediately due and payable upon the first to occur of the following events:

                                    (I) the Participant's failure to make
                           required payments on the promissory note; or

                                    (II) in the case of a Participant who is not
                           an Employee, distribution of his Account; or

                                    (III) in the case of a Participant who is an
                           Employee, termination of his employment with the Controlled Group; or

                                    (IV) the Participant's death; or

                                    (V) the filing of a petition, the entry of
                           an order or the appointment of a receiver, liquidator, trustee or other person in a similar capacity, with respect to the Participant, pursuant to any state or federal law relating to bankruptcy, moratorium, reorganization, insolvency or liquidation, or any assignment by the Participant for the benefit of his creditors.

         (6) Notwithstanding any other provision of the Plan, a loan made pursuant to this Section shall be a first lien against the Participant's Loan Account. Any amount of principal or interest due and unpaid on the loan at the time of any default on the loan shall be satisfied by deduction from the Participant's Loan Account, and shall be deemed to have been distributed to the Participant, as follows:

                  (a) in the case of a Participant who is an Employee and who is not, at the time of the default, eligible (without regard to the required filing of an application pursuant to Section 6.1) to receive distribution of his Account under the provisions of Article VI, other than Section 6.11, or by order of a court, at such time as he first becomes eligible (without regard to the required filing of an application pursuant to Section 6.1) to receive distribution of his Account under the provisions of Article VI, other than Section 6.11, or by order of a court; or

                  (b) in the case of any other Participant, immediately upon such default.

         (7) Notwithstanding any other provision of the Plan, loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4) (for Participants on a leave of absence for "qualified military service" (as defined in Section 11.7)).

         6.14 DIRECT ROLLOVER PROVISIONS.

                  (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 6.14, a Distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an

Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, provided, however, that if such Direct Rollover is of a portion less than 100% of such Eligible Rollover Distribution, such portion must equal or exceed $500 for this Section 6.14 to apply.

                  (b) Definitions.

                  (1) ELIGIBLE ROLLOVER DISTRIBUTION: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee which equals or exceeds $200, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any "hardship distribution" (as defined in Code
     Section 401(k)); and such other amounts specified in Treasury Regulations and rulings, notices or announcements issued under Code Section 402(c).

                  (2) ELIGIBLE RETIREMENT PLAN: An Eligible Retirement Plan in an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b)), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (3) DISTRIBUTEE: A Distributee includes an employee or former employee. In addition, the employee's or former employee's surviving Spouse and the employee's or former employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

                  (4) DIRECT ROLLOVER: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                ARTICLE VII. - ADMINISTRATION OF THE TRUST FUND
                -----------------------------------------------

         7.1 APPOINTMENT OF TRUSTEE. The Company has appointed the Trustee to act as such under the Plan and has executed the Trust Agreement with the Trustee. The Company may, without the consent of any Participant or other person, execute amendments to such Trust Agreement, execute such further agreements as it in its sole discretion may deem necessary or desirable to carry out the Plan, or at any time, in accordance with the terms of the Trust Agreement, remove the Trustee and appoint a successor.

         7.2 DUTIES OF TRUSTEE. The Trustee shall invest Before-Tax Contributions, Transfer Contributions and Employer Contributions paid to it and earnings thereon in accordance with the Plan and Trust Agreement. The Trustee shall also establish and maintain separate Accounts and Sub-Accounts for each Participant in accordance with the Plan. The Trustee in its relation to the Plan shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it by the Plan or Trust Agreement and shall be subject to all of the duties imposed upon it by the Plan and Trust Agreement. The Trust Agreement is hereby incorporated in the Plan by reference, and each Employer, by adopting the Plan, approves the Trust Agreement and authorizes the Company to execute any amendment or supplement thereto on its behalf.

         7.3 THE TRUST FUND. The Trust Fund shall be held by the Trustee for the exclusive benefit of the Participants and their Beneficiaries and shall be invested by the Trustee upon such terms and in such property as is provided in the Plan and in the Trust Agreement. The Trustee shall, from time to time, make payments, distributions and deliveries from the Trust Fund as provided in the Plan.

         7.4 NO GUARANTEE AGAINST LOSS. (1) Neither the Trustee, any Employer, the Committee nor any Investment Manager in any manner guarantees the Trust Fund or any part thereof against loss or depreciation. All persons having any interest in the Trust Fund shall look solely to the Trust Fund for payment with respect to such interest.

         (2) Neither the Company, the Committee, any Employer, the Trustee, nor any officer or employee of any of them is authorized to advise a Participant as to the manner in which contributions to the Plan and income thereon should be invested and reinvested. The election of the Investment Fund or Funds in which a Participant participates is his sole responsibility, and the fact that designated Investment Funds are available to Participants for investment shall not be construed as a recommendation for the investment of contributions hereunder in all or any of such Funds.

         7.5 PAYMENT OF BENEFITS. All payments of benefits provided for by the Plan shall be made solely out of the Trust Fund in accordance with instructions given to the Trustee by the Committee pursuant to the terms of the Plan, and neither any Employer, the Committee nor the Trustee shall be otherwise liable for any benefits payable under the Plan.

         7.6 COMPENSATION AND EXPENSES. Any expenses paid by the Trustee in the administration of any Investment Fund shall be charged to such Fund. The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon by it and the Company; provided, however, that no Employee shall receive compensation from the Trust Fund for duties performed as a Trustee. Such compensation and all other expenses of the Trustee and other expenses necessary for the proper administration of the Plan and Trust Fund shall be paid by the Trustee from the Trust Fund, unless the Company determines, in its sole discretion, that all or any part of such compensation and expenses shall be paid by the Employers. Notwithstanding the foregoing, any extraordinary expenses incurred by the Trustee with respect to the interest of any person in the Trust Fund may, in the discretion of the Trustee and with the approval of the Committee, be charged to such person's interest in the Trust Fund. Taxes, if any, on any property held by the Trustee shall be paid out of the Trust Fund and taxes, if any, other than transfer taxes, on distributions to a Participant or Beneficiary of a Participant shall be paid by the Participant or the Beneficiary, respectively.

         7.7 NO DIVERSION OF TRUST FUND. Except as specifically provided in other Sections of the Plan, it shall be and it is hereby made impossible, at any time prior to the satisfaction of all liabilities with respect to Employees and their Beneficiaries under the Plan, for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for, or diverted to, purposes other than the exclusive benefit of Employees or their Beneficiaries.

                       ARTICLE VIII. - INVESTMENT MANAGER
                       ----------------------------------

         8.1 DUTIES AND FUNCTIONS. (1) The Committee shall have the exclusive authority and responsibility at any time or from time to time to appoint (and revoke the appointment of) an Investment Manager under the Plan with respect to the NCC Stock Fund and/or NPI Stock Fund. The Committee shall notify the Trustee of any such appointment (or revocation thereof) in writing, and the Trustee may rely upon any such appointment continuing in effect until it receives a written notice from the Committee of its revocation. Any such Investment Manager shall acknowledge in writing to the Committee and the Trustee that he or it is a fiduciary with respect to the Plan.

         (2) Any such Investment Manager shall have the powers, functions, duties and/or responsibilities of the Trustee relating to the investment and reinvestment of the NCC Stock Fund and/or NPI Stock Fund (other than those described in Article XV which shall remain with the Trustee) and shall exercise such authority, power and discretion exclusively. Custody of the assets of the NCC Stock Fund and/or NPI Stock Fund, however, shall remain with the Trustee who shall be responsible therefor. In no instance shall the authority or discretion of an Investment Manager with respect to the NCC Stock Fund and/or NPI Stock Fund exceed the authority or discretion which the Trustee would have had with respect to such Fund if there were no Investment Manager.

         (3) If an Investment Manager is so appointed (a) the Trustee shall not be liable for any loss which may result by reason of any action taken by it in accordance with a direction of an Investment Manager or by reason of any lack of action by the Trustee upon the failure of an Investment Manager to exercise his or its authority and discretion, (b) the Trustee shall not be required to accept delivery of or pay for any security or other property purchased for the NCC Stock Fund and/or NPI Stock Fund to the extent that the assets in such Fund are insufficient to pay for such security or other property, and (c) the Trustee shall be under no duty or obligation to (i) invest or reinvest the NCC Stock Fund and/or NPI Stock Fund except as directed by the Investment Manager thereof, (ii) make any investment review or examination of the NCC Stock Fund and/or NPI Stock Fund or recommendations with respect to such Fund, or (iii) advise the Committee of directions received by the Trustee from an Investment Manager.

         8.2 COMPENSATION. The Investment Manager shall receive such reasonable compensation as may be agreed upon by it and the Committee, and payment thereof shall be made by the Employers.

                        ARTICLE IX. - CLAIMS PROCEDURES
                        -------------------------------

         9.1 METHOD OF FILING CLAIM. Any Participant or Beneficiary who believes that he is entitled to receive a benefit under the Plan which he has not received may file with the Committee a written claim specifying the basis for his claim and the facts upon which he relies in making such claim. Such a claim must be signed by the claimant or his authorized representative and shall be deemed filed when delivered to any member of the Committee or its designee.

         9.2 NOTIFICATION TO CLAIMANT. Unless such claim is allowed in full by the Committee, the Committee shall (within 90 days after such claim was filed, plus an additional period of 90 days if required for processing and if notice of the 90-day extension of time indicating the specific circumstances requiring the extension and the date by which a decision shall be rendered is given to the claimant within the first 90-day period) cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall state
(a) the specific reason(s) for the denial of the claim, (b) specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the denial of the claim was based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) an explanation of the review procedure specified in Section 9.3. If a claimant does not receive any notice from the Committee within 90 days after his claim is filed with the Committee, his claim shall be deemed to have been denied.

         9.3 REVIEW PROCEDURE. Within six months after the denial of his claim, the claimant may appeal such denial by filing with the Company his written request for a review of his said claim. If the claimant does not file such a request with the Company within such six-month period, the claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Committee on his claim. If such an appeal is so filed within such six months, a Named Fiduciary designated by the Company shall (a) conduct a full and fair review of such claim and (b) mail or deliver to the claimant a written decision on the matter based on the facts and pertinent provisions of the Plan and/or Trust Agreement within a period of 60 days after the receipt of the request for review unless special circumstances require an extension of time, in which case such decision shall be rendered not later than 120 days after receipt of such request. If an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Such decision (i) shall be written in a manner calculated to be understood by the claimant, (ii) shall state the specific reason(s) for the decision, (iii) shall make specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the decision is based and (iv) shall, to the extent permitted by applicable law, be final and binding on all interested persons. During such full review, the claimant or his duly authorized representative shall be given an opportunity to review documents that are pertinent to the claimant's claim and to submit issues and comments in writing. If the decision on review is not furnished within such 60-day or 120-day period, as the case may be, the claim shall be deemed denied on review.

         9.4 To the extent that a Named Fiduciary is designated by the Company to conduct the review procedure, such Named Fiduciary shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Committee under Section 10.11.

                    ARTICLE X. - ADMINISTRATION OF THE PLAN
                    ---------------------------------------
                         AND FIDUCIARY RESPONSIBILITIES
                         ------------------------------

         10.1 RESPONSIBILITY FOR ADMINISTRATION. Except to the extent that particular responsibilities are assigned or delegated to other Fiduciaries pursuant to the Trust Agreement, other Articles of the Plan or Section 10.3, the Company (as the Administrator) shall be responsible for the administration of the Plan. Each other Fiduciary shall have only such, powers duties, responsibilities and authorities as are specifically conferred upon him or it pursuant to provisions of the Plan or Trust Agreement. Any person may serve in more than one fiduciary capacity with respect to the Plan or Trust Fund, if pursuant to the Plan and/or Trust Agreement, he or it is assigned or delegated any multiple fiduciary capacities.

         10.2 NAMED FIDUCIARIES. For the purposes of the Plan, the Named Fiduciaries shall be the Committee, the Company, the Investment Manager, the Trustee and to the extent provided in Article XV, the Participants. The Company may, by written instrument, designate any other person or persons as a Named Fiduciary or Named Fiduciaries to perform functions specified in such instrument (or in a delegation pursuant to Section 10.3) which relate to the administration of the Plan, provided such designee accepts such designation. Such a designation may be terminated at any time by notice from the Company to the designee or by notice from the designee to the Company.

         10.3 DELEGATION OF FIDUCIARY RESPONSIBILITIES. (1) The Committee or the Company may delegate to any person or persons any one or more of its powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Fund.

         (2) Any delegation pursuant to Subsection (1) of this Section, (a) shall be signed on behalf of the Committee or the Company, and be delivered to and accepted in writing by the delegatee, (b) shall contain such provisions and conditions relating to such delegation as the Committee or the Company deems appropriate, (c) shall specify the powers, functions, duties and/or responsibilities therein delegated, (d) may be amended from time to time by written agreement signed on behalf of the Committee or the Company and by the delegatee and (e) may be revoked (in whole or in part) at any time by written notice from one party to the other. A fully executed copy of any instrument relating to any delegation (or revocation of any delegation) under the Plan shall be filed with the Committee.

         10.4 IMMUNITIES. Except as otherwise provided in Section 10.5 or by applicable law, (a) no Fiduciary shall have the duty to discharge any duty, function or responsibility which is specifically assigned exclusively to another Fiduciary or Fiduciaries by the terms of the Plan or Trust Agreement or is delegated exclusively to another Fiduciary or Fiduciaries pursuant to procedures for such delegation provided for in the Plan or Trust Agreement; (b) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or Trust Fund except for his own negligence or willful misconduct; (c) no Fiduciary shall be personally liable upon any contract or other instrument made or executed by him or on his behalf in the administration of the Plan or Trust Fund; (d) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary; and (e) any Fiduciary may rely and shall be fully protected in acting upon the advice of counsel, who may be counsel for any Controlled Group Member, upon the records of a Controlled Group Member, upon the opinion, certificate, valuation, report, recommendation or determination of the certified public accountants appointed to audit a Controlled Group Member's financial statements, or upon any certificate, statement or other representation made by an Employee, a Participant, a Beneficiary or the Trustee concerning any fact required to be determined under any of the provisions of the Plan.

         10.5 LIMITATION ON EXCULPATORY PROVISIONS. Notwithstanding any other provision of the Plan or Trust Agreement, no provision of the Plan or Trust Agreement shall be construed to relieve (or have the effect of relieving) any Fiduciary from any responsibility or liability for any obligation, responsibility or duty imposed on such Fiduciary by Part 4 of Title 1 of ERISA.

         10.6 MEMBERSHIP OF THE COMMITTEE. The Committee shall be appointed by the Board of Directors of the Company, which also shall provide for the number of the members of the Committee and the manner of appointing and removing such members. Any member of the Committee may resign by filing a written resignation with the Company.

         10.7 ADMINISTRATIVE ASSISTANCE. The Committee may employ such clerical, legal or other assistance as it deems necessary or advisable for the proper administration of the Plan.

         10.8 COMPENSATION AND QUALIFICATION. The members of the Committee shall serve without compensation for services hereunder. Participants of the Committee shall not be disqualified from acting because of any interest, benefit or advantage, inasmuch as it is recognized that the members may be Employees of the Employers and Participants in the Plan, but no member of the Committee shall vote or act in connection with the Committee's action relating solely to himself. No bond or other security need be required of any Committee member in such capacity or any jurisdiction.

         10.9 REVOCABILITY OF COMMITTEE ACTION. Any action taken by the Committee with respect to the rights or benefits under the Plan of any Participant or Beneficiary shall be revocable by the Committee as to payments or distributions not theretofore made pursuant to such action, and appropriate adjustments may be made in future payments or distributions to a Participant or his Beneficiaries to offset any excess or underpayments theretofore made to such Participant or his Beneficiaries.

         10.10 RULES AND PROCEDURES. The Committee may adopt rules for the administration of the Plan and rules for its government and the conduct of its business, including a rule authorizing one or more of its members or officers to execute instruments in its behalf evidencing its action, and the Trustee may rely upon any instrument signed by such person or persons so authorized as properly evidencing the action of the Committee. Except as may otherwise be provided by rules or procedures adopted by the Committee, the Committee may act by majority action either at a meeting or in writing without a meeting and an action evidenced by the signatures of a majority of the members of the Committee shall be deemed to be the action of the Committee. Although various provisions of the Plan provide for a filing with the Committee of various instruments, the Committee may, by general announcement, specifically designate some other person or persons, with whom or which such instruments may be filed.

         10.11 INTERPRETATION OF THE PLAN AND FINDINGS OF FACTS. The Committee shall have sole and absolute discretion to interpret the provisions of the plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee):

                  (1) to resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual's entitlement to become a Participant;

                  (2) to determine the amount of benefits, if any, payable to any person under the Plan (including to the extent necessary, making any factual findings with respect thereto); and

                  (3) to conduct the review procedure specified in Article IX.

All decisions of the Committee as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Section 10.9 and Article IX. The Committee shall direct the Trustee relative to benefits to be paid under the Plan and shall furnish the Trustee with any information reasonably required by it for the purpose of paying benefits under the Plan.

         10.12 DIRECTIONS TO TRUSTEE. The Committee shall direct the Trustee as to the method of payment of, and the time at which, any benefit is to be paid to a Participant or a Beneficiary from the Trust Fund and the particular Investment Fund and Sub-Account from which each such payment is to be made. The Trustee shall be entitled to rely conclusively on any such direction given to it by the Committee in accordance with the provisions hereof.

                          ARTICLE XI. - MISCELLANEOUS
                          ---------------------------

         11.1 SPENDTHRIFT PROVISIONS. No right or interest of any kind of a Participant or Beneficiary in the Trust Fund shall be anticipated, assigned (either in law or equity), alienated or be subject to encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary, or any other legal or equitable process, except in accordance with a qualified domestic relations order as defined in Code Section 414(p). The Committee shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in accordance with Code
Section 414(p). Notwithstanding any other provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant's benefit under the Plan, to the extent permitted under Code Section 401(a)(13)(C); provided that the requirements of Code Section 401(a)(13)(C)(iii) relating to the protection of the Participant's spouse (if any) are satisfied.

         11.2 FACILITY OF PAYMENT. In the event the Committee finds that any Participant or Beneficiary to whom a benefit is payable under the Plan is (at the time such benefit is payable) unable to care for his affairs because of physical, mental or legal incompetence, the Committee, in its sole discretion, may cause any payment due to him hereunder, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to the person or institution deemed by the Committee to be maintaining or responsible for the maintenance of such Participant or Beneficiary; and any such payment shall be deemed a payment for the account of such Participant or Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.

         11.3 NO ENLARGEMENT OF EMPLOYMENT RIGHTS. Nothing herein contained shall constitute or be construed as a contract of employment between any Employer and any Employee or Participant and all Employees shall remain subject to discipline, discharge and layoff to the same extent as if the Plan had never gone into effect. An Employer by adopting the Plan, making contributions to the Trust Fund or taking any other action with respect to the Plan does not obligate itself to continue the employment of any Participant or Employee for any period or, except as expressly provided in the Plan, to make any payments into the Trust Fund.

         11.4 MERGER OR TRANSFER OF ASSETS. There shall not be any merger or consolidation of the Plan with, or the transfer of assets or liabilities of the Plan to, any other plan, unless each Participant of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). The Company reserves the right to merge or consolidate this Plan with, and to transfer the assets of the Plan to, any other Plan, without the consent of any other Employer.

         11.5 ACTION BY COMPANY. Wherever the Company is authorized to act under the Plan (including but not limited to any delegation of its fiduciary powers and responsibilities under the Plan), such action shall be taken, unless otherwise provided in the Plan, by written instrument executed by an officer of the Company. The Trustee may rely on any instrument so executed as being validly authorized and as properly evidencing the action of the Company.

         11.6 SEVERABILITY PROVISION. If any provision of the Plan or Trust Agreement or the application thereof to any circumstance or person is invalid, the remainder of the Plan or Trust Agreement and the application of such provision to other circumstances or persons shall not be affected thereby.

         11.7 MILITARY SERVICE. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). "Qualified military service" means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

                         ARTICLE XII. - OTHER EMPLOYERS
                         ------------------------------

         12.1 ADOPTION BY OTHER EMPLOYERS. Any corporation or business organization that is not an Employer may, with the consent of the Committee, adopt the Plan and thereby become an Employer hereunder by executing an instrument evidencing such adoption and filing a copy thereof with the Committee and the Trustee. Such adoption may be subject to such terms and conditions as the Committee requires and approves.

         12.2 WITHDRAWAL OF EMPLOYER. Any Employer (other than the Company) which adopts the Plan may elect separately to withdraw from the Plan. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer and filed with the Company and the Trustee. Such withdrawal shall become effective when so filed unless some other effective date is designated in the instrument and approved by the Committee. No such withdrawal shall decrease the amount of Employer Contributions to be made by the Employer on account of periods preceding such withdrawal. In the event of such a withdrawal of an Employer, or in the event the Plan is terminated as to an Employer (but not all the Employers) pursuant to Section 13.1, such Employer (herein called "former Employer") shall cease to be an Employer, and Employer Contributions of such former Employer and Before-Tax and Transfer Contributions of Employees of such former Employer shall cease.

         12.3 WITHDRAWAL OF EMPLOYEE GROUP. Any Employer may elect to withdraw from the Plan any designated group of its Employees while continuing to include another group or other groups of its Employees within the Plan. Any such withdrawal of a designated group of Employees shall be expressed in an instrument executed by the Employer and filed with the Company (if the Employer making such withdrawal is not the Company) and the Trustee. Such withdrawal shall become effective when so filed unless some other effective date is designated in the instrument and approved by the Committee. No such withdrawal of a designated group of

Employees shall decrease the amount of Employer Contributions to be made by the Employer in respect of Affected Employees on account of periods preceding such withdrawal. In the event of such withdrawal by an Employer or in the event the Plan is terminated by the Company as to a group of Employees of another Employer pursuant to Section 13.1, Employer Contributions of the Employer in respect of affected Employees and Before-Tax and Transfer Contributions of affected Employees shall cease.

                    ARTICLE XIII. - AMENDMENT OR TERMINATION
                    ----------------------------------------

         13.1 RIGHT TO AMEND OR TERMINATE. Subject to the limitations of Sections 4.8(1) and 7.7 of the Plan, the Company has reserved, and does hereby reserve, the right at any time, by action of any Executive Vice President or any officer of the Company who is senior to the Executive Vice Presidents of the Company, without the consent of any other Employer or of the Participants, Beneficiaries or any other person, (a) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Participants and their Beneficiaries, or (b) to amend the Plan, in whole or in part. No such termination or amendment shall decrease the amount of Employer Contributions to be made by an Employer on account of any period preceding such termination or amendment. The Plan may be amended only by the Company.

         13.2 PROCEDURE FOR TERMINATION OR AMENDMENT. Any termination or amendment of the Plan pursuant to Section 13.1 shall be expressed in an instrument executed by the Trustee and two officers of the Company (at least one of whom is an Executive Vice President or an officer senior to the Executive Vice Presidents) and shall become effective as of the date designated in such instrument or, if no date is so designated, on the date of its execution.

         13.3 DISTRIBUTION UPON TERMINATION. If the Plan shall be terminated by the Company as to all Employers, Before-Tax, Transfer and Employer Contributions to the Plan shall cease and, as soon as practicable after such termination, the Trustee shall make distribution (if such distribution is permitted by applicable law) to each Employee as if the Plan had not been terminated.

         13.4 AMENDMENT CHANGING VESTING SCHEDULE. (1) If any Plan amendment changes any vesting schedule under the Plan each Participant having not less than three years of service shall be permitted to elect, during the election period described in Subsection (2) of this

Section, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.

         (2) Such election period shall begin on the date the Plan amendment is adopted and shall end no earlier than the latest of the following dates: (a) the date which is 60 days after the day the Plan amendment is adopted, (b) the date which is 60 days after the day the Plan amendment becomes effective, or (c) the date which is 60 days after the day the Participant is issued written notice of the Plan amendment by the Committee or the Company. (3) For purposes of Subsection (1) of this Section, a Participant shall be considered to have completed three years of service if such Participant has completed three years of service, whether or not consecutive, without regard to the exceptions of Code
Section 411(a)(4), prior to the expiration of the election period described in Subsection (2) of this Section.

         13.5 NONFORFEITABLE AMOUNTS. Notwithstanding any other provision of the Plan, upon the termination or partial termination of the Plan or upon complete discontinuance of contributions under the Plan, the rights of all Employees to benefits accrued to the date of such termination or partial termination or discontinuance, to the extent then funded, or the amounts credited to the Employees' Accounts, shall be nonforfeitable.

         13.6 PROHIBITION ON DECREASING ACCRUED BENEFITS. No amendment to the Plan (other than an amendment described in Code Section 412(c)(8)) shall have the effect of decreasing the accrued benefit of any Participant. For purposes of the preceding sentence, a Plan amendment which has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in regulations of the Secretary of the Treasury) or (b) eliminating an optional form of benefit (except as permitted by any such regulations) with respect to benefits attributable to service before the amendment, shall be treated as decreasing accrued benefits, provided, however, that in the case of a retirement-type subsidy this sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

                   ARTICLE XIV. - TOP-HEAVY PLAN REQUIREMENTS
                   ------------------------------------------

         14.1 DEFINITIONS. For the purposes of this Article, the following terms, when used with initial capital letters, shall have the following respective meanings:

         (1) AGGREGATION GROUP: Permissive Aggregation Group or Required Aggregation Group, as the context shall require.

         (2) COMPENSATION: "Compensation" as defined in Section 4.9(3) (subject to the limitations described in Section 1.1(14)(b)).

         (3) DEFINED BENEFIT PLAN: A qualified plan as defined in Code Section 414(j).

         (4) DEFINED CONTRIBUTION PLAN: A qualified plan as defined in Code
Section 414(i).

         (5) DETERMINATION DATE: For any Plan Year, the last day of the immediately preceding Plan Year, except that in the case of the first Plan Year of the Plan, the Determination Date shall be the last day of such first Plan Year.

         (6) FORMER KEY EMPLOYEE: A Non-Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year. Such term shall also include his Beneficiary in the event of his death.

         (7) KEY EMPLOYEE: An Employee or former Employee who is or was a Participant and who, at any time during the current Plan Year or any of the four preceding Plan Years, is (a) an officer of an Employer (limited to no more than 50 Employees or, if lesser, the greater of 3 Employees or 10 percent of the Employees) having an annual Compensation greater than 50% of the dollar amount in effect under Code Section 415(b)(1)(A) for any such Plan Year, (b) one of the 10 Employees owning (or considered as owning within the meaning of Code Section
318) the largest interests in an Employer and having annual Compensation of more than the applicable dollar amount referred to in Section 4.9(1), (c) a 5-percent owner (as such term is defined in Code Section 416(i)(1)(B)(i) or (d) a 1-percent owner (as such term is defined in Code Section 416(i)(1)(B)(ii)) having an annual Compensation of more than $150,000. For purposes of clause (b) of this Subsection, if two Employees have the same interest in an Employer, the Employee having greater annual Compensation shall be treated as having a larger interest. The term "Key Employee" shall also include such Employee's Beneficiary in the event of his death. For purposes of this Subsection "Compensation" has the meaning given such term by Code Section 414(q)(7).

         (8) NON-KEY EMPLOYEE: An Employee or former Employee who is or was a Participant and who is not a Key Employee. Such term shall also include his Beneficiary in the event of his death.

         (9) PERMISSIVE AGGREGATION GROUP: The group of qualified plans of an Employer consisting of:

                  (a) the plans in the Required Aggregation Group; plus

                  (b) one (1) or more plans designated from time to time by the Committee that are not part of the Required Aggregation Group but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered with the Required Aggregation Group.

         (10) REQUIRED AGGREGATION GROUP: The group of qualified plans of an Employer consisting of:

                  (a) each plan in which a Key Employee participates; plus

                  (b) each other plan which enables a plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410.

         (11) TOP-HEAVY ACCOUNT BALANCE: A Participant's (including a Participant who has received a total distribution from this Plan) or a Beneficiary's aggregate balance standing to his account as of the Valuation Date coinciding with or immediately preceding the Determination

Date (as adjusted by the amount of any Employer Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in Code Section 412(c)(10)), provided, however, that such balance shall include the aggregate distributions made to such Participant or Beneficiary during the five (5) consecutive Plan Years ending with the Plan Year that includes the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a Required Aggregation Group), and provided further that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date, his account (and/or the account of his Beneficiary) shall not be taken into account.


         (12) TOP-HEAVY GROUP: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all employees in such plans.

         (13) TOP-HEAVY PLAN: See Section 14.2.

         14.2 DETERMINATION OF TOP-HEAVY STATUS. (1) Except as provided by Subsections (2) and (3) of this Section, the Plan shall be a Top-Heavy Plan if, as of a Determination Date:

                  (a) the aggregate of Top-Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

                  (b) if the Plan is included in a Required Aggregation Group which is a Top-Heavy Group.

         (2) If the Plan is included in a Required Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Paragraph (a) of Subsection (1) of this Section.

         (3) If the Plan is included in a Permissive Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (1) of this Section.

         14.3 TOP-HEAVY PLAN REQUIREMENTS. Notwithstanding any other provisions of the Plan to the contrary, if the Plan is a Top-Heavy Plan for any Plan Year, the Plan shall then satisfy the following requirements for such Plan Year:

         (1) The minimum contribution requirement as set forth in Section 14.4.

         (2) The adjustment to minimum benefits and allocations as set forth in
Section 14.5.

         14.4 MINIMUM CONTRIBUTION REQUIREMENT. If the Plan is a Top-Heavy Plan for any Plan Year:

         (1) Each Non-Key Employee who is eligible to share in any Employer Contribution for such Plan Year (or who would have been eligible to share in any such Employer Contribution if a Before-Tax Contribution had been made for him during such Plan Year) shall be entitled to receive an allocation of such Employer Contribution, which is at least equal to three percent (3%) of his Compensation for such Plan Year.

         (2) The three percent (3%) minimum contribution requirement under Subsection (1) of this Section for a Non-Key Employee shall be increased to four percent (4%) if the Employer maintains a Defined Benefit Plan which does not cover such Non-Key Employee.

         (3) The percentage minimum contribution requirement set forth in Subsections (1) and (2) of this Section with respect to a Plan Year shall not exceed the percentage at which

Employer Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year.

         (4) The percentage minimum contribution requirement set forth in Subsections (2) and (3) of this Section may also be reduced or eliminated in accordance with Section 14.6(2).

         (5) For the purpose of Subsection (3) of this Section, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of Code Sections 401(a)(4) or 410.

         (6) For the purpose of this Section, the term "Employer Contributions" shall include Before-Tax Contributions made for an Employee.

         14.5 ADJUSTMENT TO MINIMUM BENEFITS AND ALLOCATIONS. If the Plan is a Top-Heavy Plan for any Plan Year, and if the Employer maintains a Defined Benefit Plan which could or does provide benefits to Participants in this Plan, then the percentage minimum contribution requirement in Section 14.4(a) shall be seven and one-half percent (7-1/2%) for a Non-Key Employee who is covered by this Plan and the Defined Benefit Plan.

         14.6 COORDINATION WITH OTHER PLANS. (1) In applying this Article, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.

         (2) In the event that another Defined Contribution Plan or Defined Benefit Plan maintained by the Controlled Group provides contributions or benefits on behalf of Participants in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 14.3; and the minimum contribution required for a Non-Key Employee in this Plan under
Section 14.4 will be reduced or eliminated, in accordance with the requirements of Code Section 416 and the Regulations thereunder, if a minimum contribution or benefit is made or accrued in whole or in part in respect of such other plan(s).

         (3) Principles similar to those specifically applicable to this Plan under this Article, and in general as provided for in Code Section 416 and the Regulations thereunder, shall be applied to the other plan(s) required to be taken into account under this Article in determining whether this Plan and such other plan(s) meet the requirements of such Code Section 416 and the Regulations thereunder.

                  ARTICLE XV. - PROVISIONS RELATING TO VOTING
                  -------------------------------------------
                         AND TENDER OFFERS FOR NCC STOCK
                         -------------------------------

         15.1 VOTING OF NCC STOCK. All voting rights on shares of NCC Stock held by the Trustee shall be exercised by the Trustee only as directed by the Participants and Beneficiaries with respect to allocated shares of NCC Stock, and acting in their capacity as Named Fiduciaries (within the meaning of ERISA
Section 402) with respect to non-directed shares of NCC Stock, in accordance with the following provisions of this Section:

         (1) As soon as practicable before each annual or special shareholders' meeting of the Company, the Trustee shall furnish to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how the shares allocated to such Participant's Account and a proportionate share (based on the amount of any shares allocated to his Account) of any non-directed shares (including fractional shares to 1/1000th of a share) are to be voted. The Company and the Committee shall cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. Except as provided in Subsection
(d) of this Section, the materials furnished to the Participants shall include a notice from the Trustee explaining each Participant's right to instruct the Trustee with respect to the voting of shares. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Participants' instructions) shall vote the shares as instructed. If voting instructions for shares of NCC Stock allocated to the Account of any Participant are not timely received by the Trustee for a particular shareholders' meeting, such shares shall not be voted in accordance with the instructions but shall be voted as provided in Subsection (3) below. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Company, or of any other Employer, except as otherwise required by law.

         (2) With respect to all corporate matters submitted to Participants, all shares of NCC Stock allocated to the Accounts of Participants shall be voted only in accordance with the directions of such Participants as given to the Trustee. Each Participant shall be entitled to direct the voting of shares of NCC Stock (including fractional shares to 1/1000th of a share) allocated to his Account. With respect to shares of NCC Stock allocated to the Account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the voting with respect to such allocated shares as if such Beneficiary were the Participant.

         (3) Each Participant who has been allocated NCC Stock in his Account and who is entitled to vote on any manner presented for a vote by the shareholders also shall, as a Named Fiduciary, direct the Trustee with respect to the vote of a portion of the shares of NCC Stock for which no timely instructions were received. Such direction shall be with respect to such number of votes equal to the total number of votes attributable to non-directed shares of NCC Stock multiplied by a fraction, the numerator of which is the number of shares of NCC Stock allocated to the Participant's Account and the denominator of which is the total number of shares allocated to the Accounts of such Participants who have provided directions to the Trustee with respect to non-directed shares under this Subsection. Each Participant's voting instructions shall be separately stated as to his allocated shares on the one hand, and as a Named Fiduciary with respect of a portion of the non-directed shares on the other hand. Fractional shares shall be rounded to the nearest 1/100th of a share.

         15.2 TENDER OFFERS. Except as otherwise expressly provided in the Plan, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of or tender or withdraw, any shares of NCC Stock held by it under the Plan. All tender or exchange decisions with respect to NCC Stock held by the Plan shall be made only by the Participants and Beneficiaries with respect to shares allocated to their accounts, and Participants and Beneficiaries acting in their capacity as Named Fiduciaries (within the meaning of ERISA Section 402) with respect to non-directed shares in accordance with the following provisions of this Section:

         (1) In the event an offer shall be received by the Trustee (including a tender offer for shares of NCC Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule l3e-4 promulgated under that Act, as those provisions may from time to time be amended) to purchase or exchange any shares of NCC Stock held by the Plan, the Trustee shall advise each Participant who has shares of NCC Stock credited to such Participant's Account in writing of the terms of the offer as soon as practicable after its commencement and shall furnish each Participant with a form by which he may separately instruct the Trustee confidentially whether or not to tender or exchange shares allocated to such Participant's Account and (based on any NCC Stock allocated to such Participant's Account) a proportionate share of any non-directed shares (including fractional shares to 1/1000th of a share). The materials furnished to the Participants shall include:

                  (a) a notice from the Trustee explaining Participants' rights to instruct the Trustee with respect to allocated and non-directed shares as provided herein; and

                  (b) such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934.

The Committee and the Trustee may also provide Participants with such other material concerning the tender or exchange offer as the Trustee or the Committee in its discretion determine to be appropriate; PROVIDED, HOWEVER, that prior to any distribution of materials by the Committee, the Trustee shall be, furnished with complete copies of all such materials. The

Company and the Committee shall cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner.

         (2) The Trustee shall tender or not tender shares or exchange shares of NCC Stock allocated to the Accounts of any Participant (including fractional shares to 1/1000th of a share), only as and to the extent instructed by the Participant. With respect to shares of NCC Stock allocated to the Account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Participant. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Company, or of any other Employer, except as otherwise required by law.

         (3) Each Participant who has been allocated NCC Stock in his Account and who is entitled to direct the Trustee whether or not to tender or exchange shares of NCC Stock allocated to his Accounts also shall direct the Trustee, as a Named Fiduciary, with respect to the tender or exchange of a portion of the shares of NCC Stock for which no timely instructions are received. Such direction shall apply to such number of non-directed shares multiplied by a fraction, the numerator of which is the number of shares of NCC Stock allocated to the Participant's Account and the denominator of which is the total number of shares of NCC Stock allocated to the Accounts of such Participants who have provided directions to the Trustee with respect to non-directed shares under this Subsection. Each Participant's directions shall be separately stated as to his allocated shares on the one hand and as a Named Fiduciary with respect to a portion of the non-directed shares on the other hand. Fractional shares shall be rounded to the nearest 1/1000th of a share.

         (4) In the event, under the terms of a tender offer or otherwise, any shares of NCC Stock tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants entitled under this Section to give instructions as to the sale, exchange or transfer of securities pursuant to such offer.

         (5) In the event that an offer for fewer than all of the shares of NCC Stock held by the Trustee shall be received by the Trustee, each Participant who has been allocated any NCC Stock subject to such offer shall be entitled to direct the Trustee as to the acceptance or rejection of such offer (as provided by Subsections (l)-(4) of this Section) with respect to the largest portion of such NCC Stock as may be possible given the total number or amount of shares of Stock the Plan may sell, exchange or transfer pursuant to the offer based upon the instructions received by the Trustee from all other Participants who shall timely instruct the Trustee pursuant to this Section to sell, exchange or transfer such shares pursuant to such offer, each on a PRO RATA basis in accordance with the number or amount of such shares allocated to his Accounts.

         (6) In the event an offer shall be received by the Trustee and instructions shall be solicited from Participants pursuant to Subsections
(l)-(4) of this Section regarding such offer, and prior to termination of such offer, another offer is received by the Trustee for the securities subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants to the Trustee:


                  (a) with respect to securities tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second offer and

                  (b) with respect to securities not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second offer.

The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in Subsections (1)-(4) of this Section. With respect to any further offer for any NCC Stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above.

         (7) A Participant's instructions to the Trustee to tender or exchange shares of NCC Stock shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. Funds received in exchange for tendered shares shall be credited to the Account of the Participant whose shares were tendered and shall be used by the Trustee to purchase NCC Stock, as soon as practicable. In the interim, the Trustee shall invest such funds in obligations or instruments which are appropriate investments for the Money Market Fund.

         (8) Subject to any provisions of this Plan to the contrary, in the event the Company initiates a tender or exchange offer, the Trustee may, in its sole discretion, enter into an agreement with the Company not to tender or exchange any shares of NCC Stock in such offer, in which event, the foregoing provisions of this Section shall have no effect with respect to such offer and the Trustee shall not tender or exchange any shares of NCC Stock in such offer.

         This National City Savings and Investment Plan No. 3 is hereby executed at Cleveland, Ohio, this ___ day of _______________, ____ but effective as otherwise herein set forth.


NATIONAL CITY BANK, TRUSTEE                 NATIONAL CITY CORPORATION


By                                          By
    ----------------------------               --------------------------------
    Title:                                     Title:


And                                         And
    ----------------------------               --------------------------------
    Title:                                     Title: